U. S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 7, 2000



                        COMPUTER OUTSOURCING SERVICES, INC.
               ---------------------------------------------------
               (Exact name of  issuer as specified in its charter)


           Delaware                       0-20824            13-3252333
   -------------------------------     ------------      ------------------
   (State or other jurisdiction of      Commission          (IRS Employer
   incorporation or organization)      file Number:      Identification No.)


              2 Christie Heights Street   Leonia, New Jersey 07605
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (201) 840-4700
                                 --------------
                          (Issuer's telephone number)


                                       N/A
         --------------------------------------------------------------
         (Former name of former address, if changed since last report.)

ITEM 5.  OTHER EVENTS


          On April 7, 2000, the Registrant entered into an agreement providing for affiliates of DB Capital Partners and Sandler Capital Management to invest $60 million for securities of the Registrant. The Registrant will issue a combination of Convertible Preferred Stock and Warrants to the investors, subject to, among other things, the approval of the Registrant's shareholders. The Registrant rescheduled its Annual Meeting of Stockholders from April 26, 2000 to May 5, 2000. In connection with this transaction, the Registrant issued the press release attached hereto as Exhibit A. Material documents relating to this transaction are enumerated on Exhibit B.

        The Company will use the proceeds from this transaction to pursue its business plan of developing and operating Internet Data Centers and may use a portion to repay the indebtedness under a credit facility provided by Kennedy-Wilson, Inc.; Cahill, Warnock Strategic Partners Fund, LP; and Strategic Associates, L.P. The credit facility was established in February 2000. Material documents relating to this credit facility are attached hereto as Exhibit C.

                                  Signatures
                                  ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Computer Outsourcing Services, Inc.


Date:   April 21, 2000                                   /s/
                                             --------------------------
                                             Nicholas J. Letizia
                                             Secretary & CFO

                                  Exhibit A

For Immediate Release

                DB CAPITAL PARTNERS & SANDLER CAPITAL TO INVEST
            $60 MILLION IN COSI FOR INTERNET DATA CENTER EXPANSION

                  - COSI to be renamed INFOCROSSING, INC. -

Leonia, New Jersey, April 10, 2000 -- Computer Outsourcing Services, Inc. (NNM:
COSI) announced today that DB Capital Partners, a merchant banking arm of Deutsche Bank, and Sandler Capital Management, a leading communications-focused investment management firm, have signed an agreement to invest $60 million in the Company. The proceeds from the investment will be used to build a network of Internet Data Centers to provide colocation services, complex managed web-hosting services and other value-added e-commerce services to Application Service Providers (ASPs), Internet Service Providers (ISPs) and web-oriented enterprises. The Company is looking to leverage its proven experience and expertise in managing mission-critical data center projects for Global 2000 enterprises to target this explosive and under-penetrated market opportunity
which is estimated to grow to $15 billion by 2003.   The Company's first
Internet Data Center was recently opened in metropolitan New York.

Concurrent with the financing, the Company also announced its intention to change its name to INFOCROSSING, INC. "Although our current name has served us well in the past, it no longer captures the direction of our company," said Zach Lonstein, Chairman and Chief Executive Officer of the Company. "The name INFOCROSSING better reflects the move beyond our historic business of managing mission-critical data center outsourcing projects for large enterprises to providing a broad range of complex managed web-hosting, colocation and e-commerce services to rapidly growing ASPs, ISPs and web-oriented enterprises."

Commenting on the investment, Mr. Lonstein said: "DB Capital Partners and Sandler Capital Management are ideal partners and investors for the long-term." Deutsche Bank is one of the largest financial institutions in the world and its multi-billion dollar merchant banking arm is focusing on telecommunications and technology investments. Sandler Capital manages over $2.5 billion specializing in Internet, telecommunications and technology investments worldwide. "This investment brings us the backing of sophisticated, world-class institutions and represents the very exciting beginning of a relationship. DB Capital Partners' and Sandler Capital's commitment enables us to jump start our expansion program with a goal of developing a network of 20 Internet Data Centers in strategic US and overseas markets over the next two years," Mr. Lonstein continued.

Under the terms of the $60 million investment (constituting $30 million investments by each of DB Capital Partners and Sandler Capital Management), Computer Outsourcing Services, Inc. will issue a combination of Convertible Preferred Stock and Warrants to the investors, subject to the approval of its shareholders. Accordingly, the Company is rescheduling its Annual Meeting of Stockholders from April 26, 2000 to May 5, 2000 and is preparing a revised proxy statement. DB Capital Partners and Sandler Capital Management will each own approximately 18.5% of the Company on a fully diluted basis. Upon closing, DB Capital Partners, Inc. and Sandler Capital Management will each designate two members to COSI's Board of Directors.

Tyler T. Zachem, Managing Director at DB Capital Partners noted, "We believe that this new partnership will enable INFOCROSSING to build on the impressive momentum it already has established. We are impressed with the business model and management COSI has assembled for INFOCROSSING, as it provides the strong foundation needed for successful expansion in a fast growing, multi-billion dollar market."

David C. Lee, Managing Director of Sandler Capital Management, said, "We are excited about the opportunity to invest in COSI. COSI's significant experience and expertise in managing and automating mission-critical data center outsourcing projects makes it extremely well-positioned to address the explosive market opportunity for complex managed web-hosting and colocation services."

COSI (NNM: COSI) has a proven record of accomplishment in managing mission-critical data center services for Global 2000 clients. Operating under its new name INFOCROSSING, INC., the Company intends to become a full service provider of colocation and professional services to meet the growing requirements of Application Service Providers, Internet Service Providers, web-oriented companies and others to outsource their e-business and Internet sites to facilities that provide the highest degree of availability and security.

About DB Capital Partners, Inc.
DB Capital Partners is a global private equity organization that has invested over $1.5 billion in more than 100 transactions since 1996. DB Capital Partners is a subsidiary of Deutsche Bank AG, the largest bank in the world by assets.
A key focus of DB Capital Partners is on emerging telecommunications, internet infrastructure and technology opportunities.

About Sandler Capital Management
Sandler Capital Management is one of the largest and most experienced investment management firms specializing in investing in the Communications Industries, including Internet, telecommunications, technology, media, entertainment, publishing and information services companies. The firm manages approximately $2.5 billion in capital which is invested in private and public companies both in the United States and internationally. Founded in 1980, the firm's investment professionals bring more than 100 years of combined investment experience in the Communications Industries and have invested in over 90 private companies operating in various sectors of the Communications Industries in the United States, Europe, South America and Asia.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

For further information contact:
Zach Lonstein, CEO                           Vicki Weiner
Nicholas Letizia, CFO                        Sylvia Dresner
COSI                                         VMW Corporate & Investor Relations
(201) 840-4726                               (212) 616-6161
                                     A-2

                                  Exhibit B

Securities Purchase Agreement, dated as of April 7, 2000, by and between Computer Outsourcing Services, Inc. and the purchasers named therein with the following exhibits:

        Certificate of Designation
        Registration Rights Agreement
        Warrant Agreement
        Stockholders' Agreement

Incorporated by reference to the Registrant's revised Proxy Statement for the Annual Meeting to be held on May 5, 2000.

                                  Exhibit C

                          Documents Relating to the
                               Credit Facility
                                                                            Page

     Exhibit C-1     Loan and Security Agreement by and among
                       Infocrossing, Inc.; Computer Outsourcing
                       Services, Inc.; Kennedy-Wilson, Inc.; Cahill,
                       Warnock Strategic Partners Fund, LP; and
                       Strategic Associates, LP,                            C-2
                            with the following exhibits:
                                Form of Convertible Term Note               C-53
                                Form of Computer Outsourcing Services,
                                   Inc. Warrant Agreement                   C-61
                                Form of Infocrossing, Inc. Warrant
                                   Agreement                                C-73
                                Form of Registration Rights Agreement       C-86

     Exhibit C-2     Amendment 1 to the Loan and Security Agreement         C-95

     Exhibit C-3     Amendment 1 to the Credit and Security Agreement
                       between Computer Outsourcing Services, Inc. and
                       Fleet Bank, National Association                     C-97

                        LOAN AND SECURITY AGREEMENT
                           DATED JANUARY 26, 2000
                                BY AND AMONG

                             INFOCROSSING, INC.,
                                as Borrower,

                         COMPUTER OUTSOURCING, INC.,

                                    AND
                            KENNEDY-WILSON, INC.
                                    and
                 CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                                    and
                         STRATEGIC ASSOCIATES, L.P.,
                                as Lenders

                                    AND
                            KENNEDY-WILSON, INC.
                          as Agent for each Lender

                         LOAN AND SECURITY AGREEMENT

    This LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of January ___, 2000 is entered into by and among KENNEDY-WILSON, INC., a Delaware corporation, CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a limited partnership organized under the laws of the State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware (each a "Lender" and collectively, the "Lenders") and KENNEDY-WILSON, INC., in its capacity as both collateral and administrative agent for each of the Lenders (the "Agent" or "Kennedy-Wilson"), INFOCROSSING, INC., ("Infocrossing" or "Borrower" or "Company"), a Delaware corporation, and COMPUTER OUTSOURCING SERVICES, INC. ("COSI"), a Delaware corporation and the parent company of Borrower.

     WHEREAS, Borrower has requested that Lenders advance, severally and not jointly, up to an aggregate principal amount of $14,000,000, consisting of an initial amount of $3,000,000 to be advanced on the Closing Date and subsequent tranches as set forth herein, to Borrower upon the terms and conditions set forth in this Agreement and the Loan Documents; and WHEREAS, Borrower has agreed to pledge and to grant security interests in all of its interests in all of its assets, where applicable, as collateral for the loan; and WHEREAS, Borrower has agreed to issue to each Lender in consideration of the Loans and Warrants exercisable for Borrower's Securities (as defined below); and

     WHEREAS, Borrower has agreed to issue convertible notes (the "Notes") evidencing the obligations hereunder and such Notes shall be convertible into Borrower's Securities; and

     WHEREAS, Borrower has agreed to enter into a Voting Agreement and other Loan Documents concurrent with this Loan Agreement to induce the Lenders to extend the Loans hereunder; and

     WHEREAS, Borrower has agreed to enter into such other agreements as necessary to grant each Lender rights (including without limitation registration rights, a right of first refusal, right of first offer on subsequently issued securities, right of co-sale), preferences and protections at least as favorable as those granted to the purchasers of Borrower's Securities in the Third Party Investment; and

     WHEREAS, COSI has agreed to advance the Company an unsecured loan in an aggregate amount of $2,000,000, consisting of $1,000,000 to be advanced on the Closing Date and a subsequent amount of $1,000,000 upon the terms and conditions set forth in this Agreement; and

     WHEREAS, COSI has agreed to provide for the issuance of COSI Common Stock and Warrants exercisable for COSI Common Stock to the Lenders upon the occurrence of certain events as set forth in this Agreement; and

     WHEREAS, Lenders severally are willing to make such advance to Borrower upon such terms and conditions;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                  SECTION 1
                                  ---------

                                 DEFINITIONS
                                 -----------

     1.1. Defined Terms. Defined terms have the meanings set forth in Appendix A.

                                  SECTION 2
                                  ---------

                                  THE LOAN
                                  --------

     2.1. Commitment for the Loan.

          (a) Subject to and upon the provisions of this Agreement, each Lender severally agrees to make an initial loan (the "Initial Loan"; and collectively with the Supplemental Loans and the Final Conditional Loan (as defined below), the "Loans") to the Borrower on the Closing Date in the principal amount set forth below opposite such Lender's name (herein called such Lender's "Initial Committed Amount"). The proportionate share set forth below opposite each Lender's name is herein called such Lender's "Pro Rata Share":

                       Initial Committed
Lender                      Amount          Pro Rata Share   Committed Amount

Kennedy-Wilson, Inc.      $2,142,857             71.4%         $9,996,000

Cahill Warnock
Strategic Partners
Fund, L.P.                  $812,143             27.1%         $3,794,000

Strategic Associates,
L.P.                         $45,000              1.5%           $210,000

Aggregate Amount          $3,000,000            100.0%        $14,000,000

     The obligation of each Lender to make the Initial Loan is several and is limited to its Initial Committed Amount, and such obligation of each Lender is herein called its "Loan Commitment". The Loan Commitment of each of the Lenders are herein collectively referred to as the "Loan Commitments". The Agent shall not be responsible for the Commitment of any Lender; and similarly, none of the Lenders shall be responsible for the Commitment of any of the other Lenders; the failure, however, of any Lender to perform its Commitment shall not relieve any of the other Lenders from the performance of their respective Commitments.

          (b) Each Loan shall be evidenced by and payable in accordance with a separate and distinct convertible term note (the "Note" and collectively, the "Notes") in the form of Exhibit A hereto and shall be in the principal amount of such Lender's pro rata share of the amount advanced pursuant to such Loan. Borrower shall attach a repayment schedule to each Note and keep such repayment schedule current to reflect the amount of principal and interest due under such Note.

          (c) Subject to and upon the provisions of this Agreement, each Lender severally agrees to make supplemental loans (each a "Supplemental Loan" and collectively the "Supplemental Loans") to the Borrower in the aggregate principal amount of up to Four Million Dollars ($4,000,000) as follows: (1) the Lenders severally, in proportion to their respective Pro Rata Shares, agree to make a Supplemental Loan to the Borrower in an aggregate amount of Two Million Dollars ($2,000,000) upon the first closing by Borrower after the date hereof of a lease agreement for a new colocation facility; and (2) the Lenders severally, in proportion to their respective Pro Rata Shares, agree to make a Supplemental Loan in an aggregate amount of Two Million Dollars ($2,000,000) upon a determination by the project architect that, in its reasonable professional judgment, the construction of a colocation site is 50% completed and the issuance of an AIA Certification Form to such effect. Borrower agrees to pay all expenses incurred in such determination.

          (d) Subject to and upon the provisions of this Agreement, particularly the satisfaction of the financial covenants described in Section 6.4, the Lenders severally and not jointly, in proportion to their respective Pro Rata Share, agree to make a loan ("the Final Conditional Loan") in the amount of Seven Million Dollars ($7,000,000).

          (e) Borrower agrees to provide Lenders and the Agent no less than 15 days' prior written notice of a request for a borrowing or the occurrence of an event specified in Section 2.1(c) and (d) that would obligate the Lenders to make Supplemental Loans or the Final Conditional Loan. Borrower hereby acknowledges and agrees that it is prohibited from obtaining the Supplemental Loans or the Final Conditional Loan in the event that it is in default on the Initial Loan. The obligation of each Lender to make a Supplemental Loan or the Final Conditional Loan is several and shall be determined in accordance with each Lender's respective Pro Rata Share on the Initial Loan, unless otherwise agreed to by each Lender. The Agent shall not be responsible for a Commitment of any Lender; and similarly, none of the Lenders shall be responsible for the Commitment of any of the other Lenders; the failure, however, of any Lender to perform its Commitment under the Supplemental Loan or the Final Conditional Loan shall not relieve any of the other Lenders from the performance of their respective Commitments. Any Supplemental Loan or the Final Conditional Loan shall be funded pursuant to the Notes and the Borrower promptly shall replace the attached repayment schedule to reflect such funding.

          (f) COSI agrees to advance to the Borrower an unsecured loan, solely for the purpose of funding new colocation centers, funding working capital, and other general purposes, of not less than Two Million Dollars ($2,000,000), consisting of (i) One Million Dollars ($1,000,000) to be advanced on the Closing Date and (ii) a subsequent loan of One Million Dollars ($1,000,000) to be advanced to the Borrower upon the Lenders making the first Supplemental Loan upon the closing by Borrower after the date hereof of a lease agreement for a new colocation facility as set forth in Section 2.1(c) (the "COSI Loan").

     2.2. Interest on the Loan.

          (a) Commencing as of the date of each Note and continuing until repayment in full of all sums due thereunder, the unpaid Principal Sum (as defined in each Note) shall bear interest on the following terms: (i) for the period from the issuance date through and including day 180, interest shall accrue at a rate of six percent (6%) per annum; (ii) for the period from day
181 through and including day 210, interest shall accrue at a rate of thirteen percent (13%) per annum; (iii) for the period from day 211 through and including day 240, interest shall accrue at a rate of fourteen percent (14%) per annum;
(iv) for the period from day 241 through and including day 270, interest shall accrue at a rate of fifteen percent (15%) per annum; (v) for the period from day 271 through and including day 300, interest shall accrue at a rate of sixteen percent (16%) per annum; (vi) for the period from day 301 through and including day 330, interest shall accrue at a rate of seventeen percent (17%) per annum;
(vii) for the period from day 331 through and including day 360, interest shall accrue at a rate of eighteen percent (18%) per annum; (viii) for the period from day 361 through and including day 390, interest shall accrue at a rate of nineteen percent (19%) per annum; (ix) for the period from day 391 through and including the day on which all amounts thereunder are paid in full, interest shall accrue at a rate of twenty percent (20%) per annum. Each Loan shall bear interest calculated on the basis of actual days elapsed and a 360-day year and as further set forth below as set forth in each Note.

          (b) If not earlier paid, or if not accelerated for payment, interest on each Loan shall be payable to each Lender (for its Pro Rata Share), with notice of such payment to the Agent, quarterly in arrears accrued at the rate set forth in the Note, on the fifth (5th) day of each March, June, September and December (each an "Interest Payment Date"), commencing on March 5, 2000, with the entire principal balance of the Loan and all unpaid interest accrued thereon due and payable on the Maturity Date.

          (c) Failure by the Lenders to make a Supplemental Loan upon the occurrence of an event specified in Section 2.1(c) that would obligate the Lender to make such Supplemental Loan shall result in (i) interest on the unpaid Principal Sum to accrue from the date thereof at the rate of six percent (6%) per annum until all amounts thereunder are paid, and (ii) interest having accrued on any unpaid Principal Sum until the date thereof at a rate greater than six percent (6%) per annum being adjusted retroactively to the rate of six percent (6%) per annum.

     2.3. Payments.

          (a) Principal and interest shall be payable in lawful money of the United States of America without set-off, deduction or counterclaim to each of the Lenders (for its Pro Rata Share) at each Lender's principal business office not later than the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The payments shall be made to the addresses and accounts as set forth in Schedule 2.3, which may be updated by each Lender from time to time.

     2.4. Default Interest. Upon the occurrence of an Event of Default (as defined in Section 12), any unpaid principal, interest or other payment Obligation due under any Note shall immediately bear interest payable on demand at the rate per annum of three percent (3%) above the then prevailing rate of interest under the Note ("Default Rate"). Such interest shall accrue daily commencing upon the occurrence of an Event of Default and continue until such Event of Default is cured or waived. The charging or collection of any default interest shall not be deemed a waiver of any of Agent's and/or Lenders' rights arising thereby or hereunder, including Agent's right to declare an "Event of Default" hereunder.

     2.5. Prepayment; No Revolver.

          (a) Borrower may prepay all of the Loans with accrued interest thereon, or any part of the Loans with accrued interest thereon in increments of Two Hundred Fifty Thousand Dollars ($250,000), at any time (except as provided in Section 2.5(c)), by payment in cash of the Pro Rata Share to each of the Lenders, with a notice of such payment to the Agent, without premium or penalty. Such payment shall be made on any Business Day.

          (b) Borrower shall give Agent notice of prepayment hereunder not less than five (5) days prior to the date of the prepayment. Such notice shall specify the Loans to be prepaid and the amount of the Loans to be prepaid and the date of prepayment (which shall be a Business Day).

          (c) Amounts paid or prepaid on account of the Loans may not be borrowed again.

     2.6. The Infocrossing Warrants. In consideration of the Loans, Borrower shall issue to each Lender Warrants to purchase shares of the Company's Securities (the "Infocrossing Warrants") in an amount as set forth in the form of Infrocrossing Warrant, attached as Exhibit C.

     2.7. Termination of Warrants. All Infocrossing Warrants issued pursuant to this Agreement or any of the Loan Documents shall terminate at the earliest of the following: (i) 5:00 p.m. (Eastern Standard Time) on the fifth anniversary of the date of Issuance, (ii) the consummation of a public offering of the Company's Common Stock at a price per share of at least $7.00 and which results in aggregate proceeds to the Company of at least $20,000,000, (iii) if there is a Third Party Investment in which the Lenders have the option to participate, on a pro rata basis, on the same terms available to the other participants, but choose not to participate; (iv) the failure of the Lenders to make a Supplemental Loan if the requirements obligating them to make a Supplemental Loan under 2.1(c) are satisfied; (v) the failure of a Third Party Investment to occur within one year of the date hereof; (vi) the exercise of the Lenders' Exchange Rights set forth in Section 10.1; or (vii) the receipt by the Lenders of the COSI Warrants pursuant to Section 10.2. Notwithstanding anything in
Section 2.7, no Infocrossing Warrants will terminate on the basis of the Loan underlying such Warrant being subsequently repaid.

     2.8. Conversion. Each Note shall be convertible into Securities of the Borrower as set forth in such Note. Pursuant to the terms of the Notes, in the event that the Borrower consummates a Third Party Investment, the Notes may, at the Lenders' option, be converted into shares of Securities. Lenders shall have the right to purchase Securities up to their Pro Rata Share of the amount funded pursuant to the Loans, on a pro rata basis, on the same terms and conditions as set forth in the Note. Notwithstanding any provision to the contrary in this Agreement or any Loan Document, each Lender's right to purchase Securities up to its Pro Rata Share of the outstanding Loans, on a pro rata basis, as set forth in this Section 2.8 and the Notes survives prepayment in whole or in part of any, or all, of the Notes. Notwithstanding anything else in this Agreement or the Loan Documents, this Section 2.8 shall survive the payment in full of all Obligations under this Agreement.


                                  SECTION 3
                                  ---------

                                  COLLATERAL
                                  ----------

     3.1. Grant of Security Interest. As security for the prompt performance, observance and payment in full of all Obligations, Borrower hereby grants to Agent for the ratable benefit of the Lenders and for the benefit of the Agent a continuing first priority security interest in and lien on, and assigns, transfers, sets over and pledges to Agent all property of Borrower whether now owned by Borrower or hereafter acquired or existing, and wherever located (collectively, the "Collateral"), including without limitation:

                     (i) all Real Estate, to the extent available;

                     (ii) all Accounts;

                     (iii) all Inventory;

                     (iv) all Equipment (except with respect to certain equipment financed or leased);

                     (v) all General Intangibles (except with respect to any non-transferable software licenses and any software that is financed or leased);

                     (vi) all Instruments and Documents;

                     (vii) all Leases (except with respect to certain equipment lease and software licenses);

                     (viii) all stock or other securities held by Borrower;

                     (ix) all Related Collateral;

                     (x) all accessions to and additions to, substitutions for, replacements, products and Proceeds to any and all of the foregoing; and

                     (xi) all patents, copyrights, intellectual property, trademarks, and all other properties requiring additional steps to perfect.

     The term "Collateral" shall also refer to any other property in which Agent is granted a Lien to secure any of the Obligations pursuant to an Agreement supplemental hereto or otherwise (whether or not such Agreement makes reference to this Agreement or the Obligations of Borrower hereunder).

     3.2. Obligations Secured. The security interest granted by Borrower and created hereby secures the payment and performance of all of the Obligations under this Agreement and the other Loan Documents, however evidenced, whether now existing or hereafter arising, direct or indirect, absolute or contingent, including all costs and reasonable attorneys' fees incurred by Agent in enforcing this Agreement and the other Loan Documents and/or collecting or attempting to collect on the Notes. The Obligations of Borrower under the Notes and all other Obligations of Borrower to Agent and/or Lenders shall also be secured by the security interest created pursuant to any security or pledge agreement entered into by Borrower from time to time.

     3.3. Collateral Disclosure List. On or prior to the Closing Date, the Borrower shall deliver to the Agent a list (the "Collateral Disclosure
List") which shall contain such information with respect to Borrower's business and real and personal property as the Agent may require and shall be certified by a Responsible Officer of the Borrower, all in the form provided to the Borrower by the Agent. Promptly after demand by the Agent, the Borrower, as appropriate, shall furnish to the Agent an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be reasonably requested by the Agent.


                                  SECTION 4
                                  ---------

                            APPLICATION OF PROCEEDS
                            -----------------------

     4.1. Loan. Borrower shall apply the proceeds of the Loans and the COSI Loan solely for the completion of the colocation facility at Leonia, New Jersey, the building of new colocation centers, funding working capital and/or other general corporate purposes. Except to the extent permitted in Sections 9.8 or 10.3, Borrower shall not use any of the proceeds to repay any Indebtedness owed by the Company to COSI or any other Affiliate.


                                  SECTION 5
                                  ---------

                   REPRESENTATIONS AND WARRANTIES OF BORROWER
                   ------------------------------------------

     Borrower represents and warrants to each Lender on the issuance of the Initial Loan and of each and any Supplemental Loan that:

     5.1. Organization; Charter and Bylaws. Borrower is validly existing and in good standing under the laws of its state of incorporation or organization and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by Borrower or the nature of the business conducted by Borrower makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

     5.2. Power and Authority. Borrower has the requisite power to execute, deliver and perform the Loan Documents, and to consummate the transactions contemplated thereby. The execution and delivery of the Loan Documents by Borrower and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate or company action on the part of Borrower. Each of the Loan Documents has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefore may be brought. No consent or approval of any Person (including, without limitation, any stockholder or member approval), no consent or approval of any landlord or mortgagee and no waiver of any Lien is required in connection with execution, delivery or performance by Borrower, or the validity, enforcement or priority, of the Loan Documents or any Lien created and granted thereunder.

     5.3. No Violation. The execution and delivery of the Loan Documents by Borrower do not, and the performance of the Loan Documents will not, (i) conflict with or result in a breach of the certificate or articles of incorporation or bylaws or other formation documents of Borrower, or (ii) violate, or conflict with, or constitute a default under, or (except for Liens created pursuant to the Loan Documents) result in the creation or imposition of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction, or other charge upon any property or assets of Borrower under any mortgage, indenture or agreement to which Borrower is a party or by which the property or assets of Borrower is bound, or (iii) violate any Requirement of Law, the effect of which violation would be material and adverse to the business, assets or financial condition of Borrower, or (iv) violate any permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for the appropriate conduct of the business of Borrower, the effect of which violation would be material and adverse to the business, assets or financial condition of Borrower.

     5.4. Litigation. Except as provided in Schedule 5.4 hereto, there are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the knowledge of Borrower threatened against Borrower or any of its Subsidiaries or their respective properties,assets, operations or businesses
(i) that might prevent or interfere with the consummation of the transactions contemplated hereunder or (ii) that might, singly or in the aggregate, result in any material adverse effect on the prospects, results of operation, properties, liabilities, assets, financial condition or business of Borrower.

     5.5. Financial Statements. The financial statements of Borrower attached hereto as Schedule 5.5 (the "Financial Statements") are true, complete and correct copies of the consolidated balance sheets and income statements of Borrower as of October 31, 1999 and December 31, 1999. Except as set forth on
Schedule 5.5, the Financial Statements have been prepared in accordance with GAAP, except for (i) no footnotes and other disclosures required by GAAP;
(ii) no elimination of intercompany transactions and account balances with other entities included in COSI's consolidated financial statements; and (iii) except as stated therein, consistently applied and present fairly the financial condition of Borrower as of the date thereof. Since the date of such Financial Statements, there has been no material adverse change in the assets, business, or financial condition of Borrower, other than that Borrower continues to incur obligations, indebtedness and losses in connection with the commencement and operation of its business.

     5.6. Compliance with Licenses and Laws. Except as disclosed in writing to Agent by Borrower, Borrower possesses all Permits, and Borrower is in compliance with the Permits and all Requirements of Law except where the failure to possess any Permits or the failure to be in compliance with the Permits or Requirements of Law would not, singly or in the aggregate, have a material adverse effect on the business, assets, financial condition or operations of Borrower.
There are no proceedings pending or, to the knowledge of Borrower, threatened that may result in the revocation, cancellation, or suspension or any materially adverse modification of any of the aforementioned Permits. Borrower has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any material Permit or Requirement of Law.
Except as set forth in Schedule 5.6 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any United States Federal, state, or local governmental or regulatory authority, or any foreign government or governmental authority, is required to be made or obtained by Borrower in connection with the execution, delivery and performance of any Loan Document or the consummation by Borrower of the transactions contemplated thereunder.

     5.7. Investments and Guaranties. Except as listed in Schedule 5.7 at the date of this Agreement, Borrower has not made investments in, advances to or guaranties of the obligations of any Person not otherwise disclosed on the Financial Statements.

     5.8. Title to Properties; Liens. Borrower owns all of its assets and properties and such assets and properties together with any other assets and properties acquired since such date,including, without limitation, the Collateral, are subject to no Liens except Permitted Liens. The Liens granted to Lender under the Loan Documents, upon due filing and recordation of the appropriate documents, constitute valid perfected first Liens on the Collateral, subject to no prior or equal Lien except Permitted Liens.

     5.9. ERISA. Except as set forth on Schedule 5.9, the Company has no Company Plans or Company Benefit Arrangements

     5.10. Chief Executive Office. Borrower's chief executive office and the office where it keeps its records concerning its Accounts, General Intangibles and other assets is that shown in Section 14.1 of this Agreement. Except as set forth in Schedule 5.10 it has no other place of business where such records are located.

     5.11. Inventory. Borrower's Inventory is (and has been since the date of this Agreement) valued for annual financial reporting purposes, at the lower of cost or market, using the specific identification method consistent with the basis applied for prior financial periods by Borrower.

     5.12. Indebtedness. Borrower has no Indebtedness of any type except as set forth on Schedule 5.12, the COSI Loan, Indebtedness incurred with Lenders pursuant to this Agreement and Indebtedness otherwise incurred in the ordinary course of business.

     5.13. Compliance with Environmental, Health and Safety Laws. Except as set forth on Schedule 5.13:

          (a) The operations of Borrower and its Subsidiaries are in compliance with all applicable material Environmental Laws and all material Permits issued pursuant to Environmental Laws or otherwise;

          (b) Each of Borrower and its Subsidiaries has obtained all Permits required under all applicable material Environmental Laws necessary to operate its business;

          (c) None of Borrower or any of its Subsidiaries is the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting (i) violations of Environmental Laws,
(ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

          (d) None of Borrower or any of its Subsidiaries has received any written communication alleging either or both that Borrower or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

          (e) There are no investigations of the business, operations, or currently or previously owned, operated or leased property of Borrower or any of its Subsidiaries pending, or, to the Borrower's Knowledge, threatened that could lead to the imposition of any liability pursuant to Environmental Law;

          (f) To the Borrower's knowledge, there is not located at any of the properties owned at any of the properties leased or operated by Borrower or any of its Subsidiaries any (i) underground storage tanks, (ii) asbestos-containing material (other than in material compliance with applicable Environmental Laws and Permits), (iii) equipment containing polychlorinated biphenyls (other than in material compliance with applicable Environmental Laws and Permits), any
(iv) Hazardous Materials located at any Borrower Property (other than for Hazardous Materials used or stored by the Borrower or any Subsidiary in the ordinary course of business and in material compliance with applicable Environmental Laws and Permits); and

          (g) Borrower has provided to Agent all environmentally related audits, studies, reports, analyses and results of investigations, if any, that have been performed with respect to the currently or previously owned, leased or operated properties of Borrower or any of its Subsidiaries.

     5.14. Solvency. Borrower is not, and after giving effect to the transactions contemplated hereby will not be, solvent.

     5.15. Security Interests. Upon the filing of all Uniform Commercial Code Financing Statements and any other documents of title or financing statements of applicable governmental agencies or by applicable law, Lenders will have a first priority perfected security interest in all of the Collateral, except to the extent the relevant Uniform Commercial Code or statute provides that a security interest will be perfected by some other method and except for Permitted Liens.

    5.16. Taxes. Borrower has filed or caused to be filed within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports that are required to be filed by, or with respect to, Borrower. Such returns and reports reflect accurately all liability for taxes of Borrower for the periods covered thereby, and all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, Borrower have been fully paid or adequately disclosed and fully provided for in the books and Financial Statements of Borrower to the extent required by generally accepted accounting principles. No examination of any tax return of Borrower is currently in progress, and there are no unpaid taxes in any material amount claimed to be overdue by the taxing authority of any jurisdiction unless they are being contested in good faith with appropriate reserves. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Borrower.

     5.17. No Event of Default. No Event of Default has occurred or is continuing.

     5.18. Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.19. Public Utility Holding Company Act. Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company
Act of 1935, as amended.

     5.20. Full Disclosure. All material written agreements, lists, schedules (including without limitation each Collateral Disclosure List), instruments, exhibits, documents, certificates, reports, statements and other writings furnished to the Agent and/or Lenders pursuant hereto or in connection with the Loan Documents or this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects.
No representation or warranty by Borrower contained in this Agreement, in the schedules attached hereto (including without limitation each Collateral Disclosure List) or in any certificate furnished or to be furnished by Borrower to Agent and/or Lenders in connection herewith or pursuant hereto or in any of the Loan Documents contains or will contain any untrue statement or a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. No information, schedule, exhibit or report furnished to Agent by Borrower in connection with the negotiation of this Agreement or the Loan Documents (including without limitation each Collateral Disclosure List) contains any material misstatement of fact or omits to state any material fact necessary to make the statement contained therein not misleading.

     5.21. Foreign Person. Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person within the meaning of Sections 1445 or 7701 of the Internal Revenue Code of 1986, as amended, or the regulations thereto.

     5.22. Capitalization.

          (a) At the Closing, the authorized capital stock of Borrower shall be 50,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.01 per share ("Common Stock") of which 25,100,000 shares are issued and outstanding and no shares are held in treasury. Schedule 5.22 lists the options, rights and warrants of Borrower issued and outstanding prior to Closing. Borrower has reserved for issuance 5,000,000 shares of Common Stock upon exercise or conversion of currently outstanding shares of convertible preferred stock and rights, options, warrants and other convertible securities. Except as set forth on Schedule 5.9, Borrower has no employee stock purchase plans, stock option plans or other Employee Benefit Plans. Borrower will reserve for issuance a sufficient number of shares of Common Stock to be issued upon conversion or exercise of the Securities, Warrants and management options. Except as listed on Schedule 5.22(a), there are outstanding (a) no shares of capital stock or other voting stock of Borrower, (b) no securities of Borrower or any Person convertible into or exchangeable for shares of capital stock or voting securities of Borrower, (c) no options, warrants or other rights to acquire from Borrower (including any rights issuable or issued under any shareholder rights plan or similar arrangement), and no obligations, contingent or otherwise, of Borrower to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Borrower,
(d) no equity equivalent in the earnings or ownership of Borrower or any person or any similar rights to share earnings or ownership, other than as set forth on
Schedule 5.9, and (e) no outstanding obligations of Borrower to repurchase, redeem or otherwise acquire any of its securities or to make any investment
(by loan, capital contribution or otherwise) in any entity or person. All outstanding options, rights and warrants have been duly and validly issued and are in full force and effect. All shares of capital stock subject to issuance upon exercise of any options, rights or warrants or otherwise, upon issuance pursuant to the instruments under which they are issuable, shall be duly authorized, validly issued, fully paid for and non-assessable and free of all preemptive rights. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of Borrower require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

          (b) At Closing, all of the authorized capital stock of Borrower shall be owned by COSI.

     5.23. No Indebtedness to Shareholders, Officers, Directors or Affiliates. Except as set forth in Schedule 5.23 and permitted by Section 9.8, Borrower owes no Indebtedness to any Affiliate of Borrower or any shareholder, officer, or director in excess of One Thousand Dollars ($1,000) per Person, other than reimbursements set forth on Schedule 5.9, provided, however that the threshold for reporting pursuant to this Section 5.23 for up to three Persons shall be Ten Thousand Dollars ($10,000) per Person. 5.24. Foreign Corrupt Practices. Neither the Borrower nor any Subsidiary has made,offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action that would cause the Borrower or any Subsidiary to be in violation of the U.S. Foreign Corrupt Practices Act or any law of similar effect.

     5.25. Labor Agreements and Actions. With respect to employees of and service providers to Borrower and the Subsidiaries: (a) to the knowledge of Borrower, Borrower and the Subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice; (b) to the knowledge of Borrower, there is not now, nor within the past three years has there been, any unfair labor practice complaint against Borrower or any Subsidiary pending or, to Borrower's or any Subsidiary's Knowledge, threatened before the National Labor Relations Board or any other comparable authority; (c) there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to Borrower's or any Subsidiary's Knowledge, threatened against or directly affecting Borrower or any Subsidiary;
(d) to Borrower's or any Subsidiary's Knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to Borrower's or any Subsidiary's Knowledge, no claims therefor exist or have been threatened;
(f) the employees of Borrower and the Subsidiaries are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against Borrower or any Subsidiary or currently being negotiated by Borrower or any Subsidiary; and (g) to Borrower's Knowledge, all Persons classified by Borrower or its Subsidiaries as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and Borrower and its Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

                                  SECTION 6
                                  ---------

                        THE CLOSING; CONDITIONS PRECEDENT
                        ---------------------------------

     6.1. Time and Place of Closing. The closing of the Initial Loan will take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037 or such other place as may be mutually agreed upon by the Borrower and the Agent (the "Closing"), on January ___, 2000, provided that Borrower has satisfied all of the conditions precedent in Section 6, or such other time as may be specified by Agent in its sole discretion (the "Closing Date"). The closing of the Supplemental Loan will take place at such location and on such date as may be mutually agreed upon by the Borrower and the Agent; provided that Borrower has satisfied all of the conditions precedent in
Section 6.

     6.2. Conditions on Closing Date. The obligations of Agent and/or Lenders to make the Initial Loan, the Supplemental Loans and the Final Conditional
Loan pursuant to Section 2 shall be subject to the satisfaction, on or before each Closing Date, of the conditions set forth in this Section 6.2, including without limitation, that no Event of Default has occurred and is occurring.
If the conditions set forth in this Section 6.2 are not met on or prior to each of the Closing Dates, the Lender shall have no obligation to make any extensions of credit hereunder.

          (a) Notes. Borrower shall have duly executed and delivered the Notes, substantially in the form of Exhibit A hereto, to each Lender.

          (b) Warrants. Borrower shall have issued Warrants, substantially in the form of Exhibit C hereto exercisable for the number of shares of Securities equal to such Lender's Initial Committed Amount divided by the Exercise Price (as defined in the Warrant), to each Lender.

          (c) Perfection of Security. Borrower shall have contemporaneously, duly authorized, executed, acknowledged, delivered, for filing, registration and recordation, such security agreements, notices, financing statements and other instruments as Agent may have requested in order to perfect the Liens purported or required to be created pursuant to the Loan Documents.

          (d) Legal Opinions. On the Closing Date, Agent shall have received from Pryor Cashman, counsel to Borrower, an opinion with respect to the transactions contemplated by the Loan Documents, which opinions shall be in form and substance reasonably satisfactory to Agent and its counsel. Borrower authorizes and directs its counsel to furnish the foregoing opinions.

          (e) Certificate. Concurrent with the Closing hereunder, Agent shall have received a certificate of a responsible officer of Borrower to the effect that each of the conditions set forth in this Section 6 has been fully satisfied.

          (f) Officer's Certificate. The representations and warranties contained in Section 5 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date and except to the extent Schedules referred to in Section 5 have been supplemented in accordance with this Agreement); Borrower shall be in compliance with each covenant under the Loan Documents; no Event of Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no material adverse change shall have occurred, as determined by Agent in its reasonable discretion, in the financial condition, results of operations, assets or business of Borrower. Borrower shall have furnished to Agent a certificate to these effects.

          (g) Corporate/Company Documents; Secretary's Certificate. On the Closing Date, Borrower shall deliver to Agent:

             (i) a certificate of the Secretary of State of Borrower's state of incorporation or formation, dated not earlier than forty (40) days preceding the Closing Date, to the effect that Borrower is a corporation validly existing and in good standing under the laws of such state as of such date;

             (ii) a certificate of the Secretary of State of each state where Borrower is required to qualify to do business (including without limitation, the states where the Collateral is located), other than those states where a failure to so qualify would not have a material adverse effect on the Borrower, dated not earlier than forty (40) days preceding the applicable Closing Date, to the effect that Borrower is a corporation duly licensed or qualified to do business in such state and is in good standing as a foreign corporation under the laws of such state as of such date; and

             (iii) certificates of the Secretary or Assistant Secretary of Borrower including (A) copies of the Articles of Incorporation and By-laws of Borrower as then in effect or a certification that there has been no change in such instruments since the last such certification delivered to Agent pursuant to this Agreement, (B) duly enacted resolutions of Borrower's Board of Directors in form and substance satisfactory to Agent approving the Loan Documents and authorizing officers of Borrower to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, or a certification that there has been no amendment or revocation of such resolutions since the last such certification delivered to Agent pursuant to this Agreement, and (C) specimen signatures of the officers of Borrower authorized to sign such instruments to the extent such specimen signatures have not previously been delivered to Lender.

          (h) Insurance. Agent shall have received evidence of such insurance coverage as Agent may reasonably request.

          (i) Other Indebtedness. Agent shall have received written reports in form and substance satisfactory to it that a search of the public records of the jurisdiction in which Collateral is located evidence satisfactory to Agent in its sole discretion that, except for Permitted Indebtedness, Permitted Liens and the Loans, all Indebtedness of Borrower has been repaid and discharged in full, and all security interests relating thereto have been released.

          (j) Proper Proceedings. This Agreement, each other Loan Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or company action, or other proceedings. All necessary consents, approvals and authorizations of any of the transactions contemplated hereby or by any other Loan Document shall have been obtained and shall be in full force and effect, other than the Authority to do Business Certificate in New Jersey (which has been applied for).

          (k) Legality, etc. The transactions contemplated by this Agreement shall not (i) subject Agent and/or Lenders to any penalty or special tax or (ii) be prohibited by any law,rule or regulation of any governmental authority.


          (l) General. All legal and corporate or company proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent and Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of Borrower, records of corporate or company proceedings, certificates as to signatures and incumbency of officers, and opinions of counsel, which Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or company or governmental authorities, other than the Authority to do Business Certificate in New Jersey (which has been applied for).

         (m) Voting Agreement. Agent shall have received an executed Voting Agreement substantially in the form of Exhibit E hereto and David Warnock and Hyonmyong Cho shall be duly elected to the Borrower's board of directors simultaneously with the effectiveness of this Agreement.

         (n) Intellectual Property Security Agreement. Agent shall have received executed security agreements for patents, trademarks, copyrights, and other intellectual property.

         (o) COSI Funding. COSI shall have advanced One Million Dollars ($1,000,000) to the Company, pursuant to the terms of the COSI Loan in form and substance reasonably acceptable to the Lenders, and COSI shall have agreed to the subsequent advance One Million Dollar ($1,000,000) as provided for in the Agreement.

          (p) Employment Agreements. Borrower shall have entered into employment agreements substantially in the form attached hereto as Exhibit F with each of Joseph Germanotta and John Stewart, and Agent shall have received executed copies of such employment agreements.

         (q) ETG Agreement. Borrower shall have entered into services agreement with ETG, Inc. substantially in the form attached hereto as Exhibit D and Agent shall have received an executed copy of such agreement.

         (r) Colocation Facility. Borrower shall have entered into an agreement with COSI substantially in the form attached hereto as Exhibit G relating to Borrower's current colocation facility in New Jersey, an Borrower and COSI shall have obtained all necessary consents required for the execution of such arrangement.

         (s) Fleet Consents and Waivers. Fleet shall have provided its written consent, in form and substance reasonably satisfactory to Agent and its counsel, that Fleet consents to the transactions set forth herein and in the Loan Documents and waives any remedies it may otherwise have pursuant to that certain Credit and Security Agreement, dated October 29,1999, by and between COSI and Fleet ("Fleet Credit Agreement"), that certain Guaranty and Security Agreement dated October 29, 1999 by and between Fleet, Borrower and other Subsidiaries of COSI ("Fleet Guaranty"), or otherwise.

     6.3. Additional Conditions Precedent for Supplemental Loans. In addition to the conditions set forth in Sections 6.1 through 6.2, the obligations of Agent and/or Lenders to make any Supplemental Loan shall be subject to the conditions set forth below:

          (a) Each Lender shall have received all Warrants issuable pursuant to
Section 2.6.

     6.4. Additional Conditions Precedent for Final Conditional Loan.
In addition to the conditions set forth in Sections 6.1 through 6.3, the obligations of Agent and/or Lenders to make the Final Conditional Loan, in whole or in part, shall be subject to the conditions set forth below:

          (a) Each Lender shall have received all Warrants issuable pursuant to
Section 2.6.

          (b) The Company shall have, on an annualized basis, (determined by the month prior to a request for funding multiplied by twelve) (i) revenues of Forty Million Dollars ($40,000,000); and (ii) earnings before interest, taxes, depreciation and amortization of Ten Million Dollars ($10,000,000).


                                  SECTION 7
                                  ---------

                        BORROWER'S AFFIRMATIVE COVENANTS
                        --------------------------------

     For so long as Borrower shall have any Obligations to Lenders under this Agreement, Borrower covenants as follows:

     7.1. Punctual Payment and Performance. Borrower shall duly and punctually pay the principal and interest on the Loans and all other amounts provided for in this Agreement, or any other Loan Document, and shall perform its obligations and covenants under all Loan Documents.

     7.2. Taxes and Other Charges; Accounts Payable.

          (a) Taxes and Other Charges. Borrower and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might be law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that Borrower and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

          (b) Accounts Payable. Borrower and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all other Indebtedness incident to the operations of such Person not referred to in
Section 7.2; provided, however, that any such Indebtedness need not be paid if
(i) it is the pre-January 1, 2000 charges, advances or fees due to COSI which have been deferred in accordance with Section 10.3 or (ii) the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

     7.3. Conduct of Business, etc.

          (a) Types of Business. Borrower and its Subsidiaries shall engage only in the business of providing colocation services and related professional services.

          (b) Maintenance of Properties.  Borrower and its Subsidiaries:

              (i) shall keep their properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested have not resulted, or do not create a material risk of resulting, in the aggregate in any material adverse effect on the business, on operations or properties of Borrower (financial or otherwise); and

             (ii) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

     7.4. Compliance with Applicable Laws. Borrower and its Subsidiaries shall comply, and Borrower shall cause its Subsidiaries to comply, in all material respects with all valid and applicable material statutes, laws, ordinances, zoning and building codes and other rules and regulations, including environmental regulations, of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign jurisdiction in which any Collateral is located and obtain and keep in force any and all licenses, permits, franchises or other governmental authorizations which it is required to obtain which are necessary or beneficial to the ownership or use of its properties or to the operation of its business, except, in each case, where such non-compliance would not have a material adverse effect.

     7.5. Information.

          (a) Annual Audited Financial Statements. Annually, as soon as available but in any event within one hundred and twenty (120) days after the close of each fiscal year of Borrower, a balance sheet of Borrower as at the end of such year and statements of income and retained earnings and of cash flow of Borrower prepared in accordance with GAAP consistently applied, reflecting the results of its operations during such year, prepared by Borrower's independent accounting firm, together with the audit report of such independent accounting, which financial statements shall be true, correct and accurate in all material respects and fairly present the financial position of Borrower as of the date thereof.

          (b) Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each quarterly fiscal period (other than the last quarterly fiscal period in any fiscal year of the Company), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as of the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating budget (if any) for such period as specified in the financial plan of the Company. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except for (i) no footnotes and other disclosures required by GAAP, (ii) no elimination of intercompany transactions and account balances with other entities included in COSI's consolidated financial statements, and (iii) except as stated therein.

          (c) Monthly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each calendar month (other than the last calendar month in any fiscal year of the Company), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as of the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating budget (if any) for such period as specified in the financial plan of the Company. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except for (i) no footnotes and other disclosures required by GAAP, (ii) no elimination of intercompany transactions and account balances with other entities included in COSI's consolidated financial statements, and (iii) except as stated therein.

          (d) Additional Information. Borrower shall promptly provide such information concerning Borrower and its Subsidiaries, the Collateral (including without limitation an updated Collateral Disclosure List for any Borrower or Borrowers), the operation of its business, its financial condition, as Agent may from time to time reasonably request, and shall also provide copies of such governmental filings and other documentation as Agent may from time to time reasonably request.


          (e) Immediate Notices. Borrower shall immediately provide notice to Agent of:

              (i) any Event of Default or any event which, with notice or lapse of time or both, might become an Event of Default;

              (ii) a change in the basis for valuing Inventory from that shown in Section 5.11;

              (iii) to its knowledge, the institution or commencement of any action,suit, proceeding or investigation against or affecting Borrower or its Subsidiaries or any of its or their assets which, if determined adversely could result in judgment in excess of $100,000;

              (iv) any judgment, award, decree, order or determination in an amount in excess of $100,000;

              (v) to its knowledge, the imposition or creation of any Lien against any asset or property of Borrower except in favor of Agent or Permitted Liens;

              (vi) any potential or known release or threat of release of hazardous or toxic chemicals, materials or substances or oil from, on or onto any site owned or used by Borrower or the incurrence of any expense or loss in connection therewith or upon Borrower obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any hazardous or toxic chemical, material or substance or oil for which expense or loss Borrower may reasonably be liable or potentially responsible except for a release, expense or loss or proceeding which does not have a material adverse effect upon Borrower;

              (vii) any loss or destruction of Collateral or other assets or property whether or not covered by insurance if the value thereof exceeds $100,000;

              (viii) the occurrence of any event or the existence of any fact which would render any representation or warranty in this Agreement or any other Loan Document inaccurate, incomplete or misleading in any material respect;

              (ix) any organized labor dispute to which Borrower may become a party or any walkouts, strikes or other similar events affecting Borrower; or

              (x) at least five (5) business days before the consummation of the first issuance and sale of Borrower's capital stock (other than issuances contemplated in this Agreement, the stock option plan, the management incentive plan or the other applicable agreements listed on Schedule 5.9, if any).

          (f) Taxes. If requested by Lender, within ten (10) business days after the accrual in accordance with applicable law of Borrower's obligation to make deposits for F.I.C.A. and withholding taxes, evidence satisfactory to Agent that such deposits have been made as required.

          (g) Inventory Listing. If requested by Agent, a copy (certified by an authorized officer of Borrower to be true, correct and complete) of any listing of Inventory but in no event more often than two times a year.

          (h) Annual Budget. As soon as available, but in any event not later than fifteen (15) days prior to the beginning of each fiscal year of Borrower, the financial plan of Borrower for such fiscal year, including, without limitation, a cash flow projection and operating budget, calculated quarterly, as contained in its operating plan presented to the Borrower's Board of Directors as well as any updates or revisions to such plan as soon as available.

     7.6. Insurance. Maintain property and liability insurance with responsible insurance companies reasonably satisfactory to Agent in such amounts (and with deductibles) and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas as Borrower operates. Borrower's existing coverage under COSI's blanket insurance policy satisfies this Section 7.6.

     7.7. Inventory and Equipment Insurance. Maintain insurance with responsible insurance companies reasonably satisfactory to Agent covering Borrower's Inventory and Equipment in such amounts (and with deductibles) as is usually carried by companies engaged in similar businesses and deliver to Agent copies of such insurance policies (and all renewals thereof) together with Agent's loss payable endorsements naming Agent as a secured party executed by the insurer(s), such policies to provide that coverage may not be modified or terminated without prior notice to Agent.

     7.8. Corporate Existence; Compliance with Laws. Maintain its corporate or company existence in good standing, and its qualification to do business in good standing in every state and foreign jurisdiction in which such qualification may be necessary by reason of the nature or location of its assets or operations, except where the failure to so qualify would not have a material adverse effect on the Borrower, and comply with its charter documents and by-laws, or other constituent documents, as the case may be, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation, ERISA and those relating to environmental protection and health and safety), except where the failure to comply with such contractual requirements and/or applicable laws, rules and regulations would not have a material adverse effect upon Borrower.

     7.9. Visits and Inspections. Borrower will permit representatives of Agent (including without limitation its counsel, accountants and agents), upon reasonable notice, once per quarter, at Lender's expense, but only during normal business hours, to visit and inspect the offices and properties of Borrower and its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with officers, its employees and its independent accountants, Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

     7.10. ERISA Compliance. Borrower will make, and, if reasonably within its control, will cause each ERISA Affiliate to make, all payments or contributions to the Employee Benefit Plans and Multiemployer Plans required under the terms thereof and in accordance with the funding requirements applicable to such plans under ERISA and the Code and applicable collective bargaining agreements. Borrower will cause all Employee Benefit Plans that it sponsors, and, if reasonably within its control, will cause each ERISA Affiliate to cause all Employee Benefit Plans that such ERISA Affiliate sponsors, to be maintained in substantial compliance with ERISA and the Code and, if applicable, to maintain the qualified status of each Employee Benefit Plan under the Code. Borrower will not engage, and, if reasonably within its control, will not permit or suffer any ERISA Affiliate or fiduciary of any Employee Benefit Plan to engage, in any Prohibited Transaction for which an exemption is not available and that is likely to give rise to material liability to Borrower or any ERISA Affiliates. Borrower will not permit any Termination Event to occur where, 30 days after notice thereof shall have been given to Borrower, such Termination Event shall still exist and the liability of Borrower or any ERISA Affiliate relating thereto is material to the financial condition of Borrower or any ERISA Affiliate.

          (a) Borrower will notify Agent promptly of any Reportable Event or Termination Event or any partial or complete withdrawal from any Multiemployer Plan that may result in any Withdrawal Liability of Borrower or any ERISA Affiliate or upon learning of any insolvency, reorganization status, or termination of a Multiemployer Plan that may result in material liability of Borrower or any ERISA Affiliate, together with the actions proposed to be taken by Borrower or its ERISA Affiliate. Borrower will furnish to Lender a copy of any request for waiver of the minimum funding standards required by ERISA or the Code promptly after submission thereof to a governmental authority.

          (b) Borrower covenants and agrees with Lenders that, so long as this Agreement shall remain in effect, unless Agent otherwise consents in writing, which consent shall not be unreasonably withheld, Borrower will not:

              (i) Cause any Employee Benefit Plan to become subject to Title IV or Section 302 of ERISA or Section 412 of the Code, except those plans to which those sections apply as of the date of this Agreement;

              (ii) Adopt any new plan, fund, or other arrangement that would be subject to Title IV or Section 302 of ERISA or Section 412 of the Code; or

              (iii) Adopt or incur any new obligation to contribute to any Multiemployer Plan.

      7.11 Warrants. Simultaneously with the closing of each Supplemental Loan and the Final Conditional Loan, Borrower shall issue to each Lender a warrant pursuant to the terms of Section 2.6.


                                  SECTION 8
                                  ---------

                                  THE AGENT
                                  ---------

     Each of the Lenders, Borrower and Agent acknowledge and agree to and agree to be bound by all of the terms and conditions of the Agent Agreement attached hereto as Exhibit I,which will be entered into by the Agent and each of the Lenders in connection with the execution of this Loan Agreement.

                                  SECTION 9
                                  ---------

                        BORROWER'S NEGATIVE COVENANTS
                        -----------------------------

     For so long as Borrower shall have any obligation to Agent and/or a Lender under this Agreement, Borrower covenants that it will not:

     9.1. Disposition of Collateral. Sell, assign, exchange or otherwise dispose of any of the Collateral (other than (A) Inventory and assets consisting of (i) scrap, waste, defective goods and the like; (ii) obsolete goods or obsolete, unused or surplus Equipment; (iii) sales of other Equipment provided such Equipment is promptly replaced with Equipment of equal or greater value and utility to the Borrower; and (iv) finished goods sold in the ordinary course of businesses, or (B) assets of Borrower that are transferred to a Subsidiary of Borrower; provided, however, that such Subsidiary of Borrower enters into a pledge and security agreement with the Lenders, which agreement is reasonably acceptable in form and substance to the Lenders) or any interest therein to any other Person.

     9.2. Indebtedness. Create, incur, assume or allow to exist any Indebtedness, except: (i) Indebtedness evidenced by this Agreement and the Notes owing to or held by Agent and/or Lenders and arising under any of the Loan Documents; (ii) Indebtedness created by the COSI Loan as contemplated by Section 2.1; (iii) unsecured Current Liabilities (not the result of borrowing) incurred in the ordinary course of business which are not evidenced by notes or instruments and which are not more than sixty (60) days overdue from the original due dates thereof unless contracted in good faith; (iv) subordinated Indebtedness; (v) Indebtedness incurred after the date hereof with the prior written consent of Agent; (vi) Indebtedness used to purchase Equipment or to acquire software or licenses to use software in the ordinary course of business;
(vii) Indebtedness used to finance the building of a colocation facility; and
(vii) existing Indebtedness as disclosed on Schedule 5.12 (collectively referred to as "Permitted Indebtedness").

     9.3. Liens. Create, permit to be created or suffer to exist any Lien upon any of the Collateral or any other property of Borrower, now owned or hereafter acquired, except: (i) Liens existing on the date hereof as set forth in
Schedule 9.3, which the Borrower will use its reasonable best efforts to release promptly; (ii) Liens arising out of Indebtedness used to purchase Equipment or to acquire software or licenses to use software in the ordinary course of business; (iii) landlords' carriers', warehousemen's, mechanics' and other similar Liens arising by operation of law in the ordinary course of Borrower's business; (iv) Liens arising out of pledge or deposits under workmen's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (v) Liens in favor of Agent on behalf of Lenders; (vi) Liens for taxes (excluding any Lien imposed pursuant to any provision of ERISA) not yet due or which are being contested in good faith by appropriate proceedings and Borrower maintains appropriate reserves in respect thereto provided that in Agent's judgment such Lien does not adversely affect Agent's and/or Lenders' rights or the priority of Agent's Lien in the Collateral; (vii) easements, rights of way, restrictions and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of Borrower's business; and (viii) Liens arising after the date hereof with the prior written consent of Agent. (collectively, "Permitted Liens.")

     9.4. Dividends. Pay or make any Dividends at any time any amount is unpaid with respect to the Loan (whether for principal, interest, or other charges), except (i) if Borrower has elected S corporation status under the Code Borrower may pay Dividends on a quarterly basis to stockholders to the extent of taxable income of its stockholders attributable to the stockholders' portion of the Net Earnings of Borrower provided that no default or Event of Default has occurred or is continuing, or (ii) if a Subsidiary of Borrower makes such a dividend or distribution to Borrower.

     9.5. Loans. Make any loans or advances, or incur any Indebtedness other than Permitted Indebtedness, to any Person, including without limitation any of Borrower's directors, officers and employees; provided, however, that Borrower may have outstanding at any time Indebtedness (i) in the aggregate of less than $50,000 to all such Persons or (ii) consisting of intercompany Indebtedness, provided that such intercompany Indebtedness is secured by adequate liens.

     9.6. Guarantees. Assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any Indebtedness of any Person (except guarantees by endorsement of instruments for deposit or collection in the ordinary course of business and guarantees in favor of Agent and/or Lenders or allowed in accordance with Section 9.2 hereof).

     9.7. Merger. Merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of any substantial part of its assets (whether in one or more transactions); provided, however, that Borrower may merge or consolidate with any of its Subsidiaries so long as Borrower is the surviving entity.

     9.8. Affiliates. Directly or indirectly, transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; purchase or acquire any assets from an Affiliate; enter into any management agreement, service agreement or consulting agreement with an Affiliate or make any payment thereon; or enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees or assumptions of obligations of an Affiliate), except for (i) the ETG Agreement, (ii) colocation facility arrangements set forth in Section 6.1(r), (iii) with the prior written consent of Agent, (iv) the COSI Loan, (v) amounts referred to and permitted by
Section 10.3, (vi) employment and compensation agreements entered into in the ordinary course of Borrower's business, or (vii) transactions on an arms-length basis on terms no less favorable to the Borrower or any of its Subsidiaires, provided,however, that the Company shall receive board approval for any such transaction in excess of Fifty Thousand Dollars ($50,000).


                                  SECTION 10
                                  -----------

                         COSI COVENANTS AND ASSURANCES
                         -----------------------------

      10.1. Lenders' Exchange Rights

          (a) If any Indebtedness remains on any Loan more than 180 days after the date of the closing of such Loan (the "Exchange Date"), upon the request of the Lender of such Loan, COSI shall issue to such Lender COSI Common Stock in amount equal to the extent of Indebtedness owed by the Borrower to the Lender in exchange for the Notes representing such Indebtedness (the "Lenders' Exchange Rights").

          (b) For purposes of determining the number of shares of COSI Common Stock to be issued to the Lenders pursuant to Section 10.1, the COSI Common Stock shall be valued at ninety percent (90%) of the average closing price (or, if no sale takes place on any day, the average bid and ask prices on such day) per share of COSI Common Stock on the ten (10) trading days, as reported by the National Association of Securities Dealers Automated Quotation System, immediately preceding the effective date of registration of those shares.

          (c) The Lenders' Exchange Rights under Section 10.1 shall expire if
(i) there is a Third Party Investment in the Company in which the Lenders have the option to participate on a pro rata basis, on the same terms available to other participants in the Third Party Investment, but choose not to participate, or (ii) upon the satisfaction of all Indebtedness owed to the Borrower pursuant to the Loans. Furthermore, if the Lenders choose to exercise the Lenders' Exchange Rights, COSI and/or Borrower shall have the option to pay the Lenders lawful money of the United States in partial or full satisfaction of the Indebtedness owed to the Lenders pursuant to the Loans.

          (d) Notwithstanding anything else in this Agreement or the Loan Documents,this Section 10.1 shall only terminate as set forth in Section 10.1(c).

     10.2. COSI Warrants. After 180 days from the original issuance date of each Infocrossing Warrant, if there is not a Third Party Investment in the Company and COSI finances the Company through a public or private offering of COSI stock by COSI (excluding the exercise of options, warrants, sales by selling shareholders or in connection with an acquisition), the Lenders will receive warrants (the "COSI Warrants") to acquire COSI Common Stock in an amount as set forth in the form of COSI Warrant, attached as Exhibit B.

     10.3. COSI Collections. COSI will defer collection of advances made to and fees due from the Borrower before January 1, 2000 until the Loans are repaid. After December 31, 1999, COSI will be reimbursed for direct costs and administrative services of the Company funded by COSI.

     10.4. COSI Limitation on Indebtedness. COSI hereby unconditionally agrees that it and its Subsidiaries (other than Borrower and its Subsidiaries) will not incur any Indebtedness from the date hereof until all Obligations hereunder are paid in full in excess of Five Million Dollars ($5,000,000); provided, however, that COSI and its Subsidiaries (other than Borrower and its Subsidiaries) may incur additional Indebtedness, if (i) Lenders fail to fund a Supplemental Loan hereunder when obligated to do so, or (ii) under leasing agreements,installment purchases and licensing arrangements in furtherance of legitimate corporate purposes; provided, further, however, that COSI and its Subsidiaries (other than Borrower and its Subsidiaries) may borrow more than $5 Million if such excess is used to make a loan or capital contribution to Borrower to be used in turn to pay down the Loans. COSI hereby unconditionally agrees that it will not allow any of its Subsidiaries, other than Borrower and its Subsidiaries pursuant to the terms hereof, to incur any other additional Indebtedness (other than as permitted herein).


                                  SECTION 11
                                  ----------

                      ADDITIONAL COVENANTS AND ASSURANCES
                      -----------------------------------

     11.1. Additional Assurances. Borrower at its expense will promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as Agent may reasonably request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Agent's and/or Lenders' security interest,rights and remedies created or intended to be created hereunder. Without limiting the generality of the above, Borrower will join with Agent in promptly executing
(i) financing and continuation statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable foreign, Federal or State law in form satisfactory to Agent and filing the same in all public offices and jurisdictions wherever and whenever requested by Agent (including, without limitation, upon the occurrence of any event referred to in Section 10.4.), and
(ii) other documents and agreements necessary to perfect a valid security interest in Collateral, including without limitation executing and filing a, patent assignment and security agreement, trademark assignment and security agreement and/or a copyright assignment and security agreement. Moreover,

Borrower appoints Agent or its agent and designee, as Borrower's attorney-in-fact, to execute in Borrower's name and behalf any UCC financing statements or amendments thereto for any of the foregoing purposes, which power is coupled with an interest, and irrevocable, until all Obligations have been paid in full. Borrower releases Agent and its officers, employees, agents, stockholders, members and designees from any liability arising from any act or acts in connection with such action(s) or in furtherance thereof, whether of admission or omission and whether based on any error of judgment or mistake or flaw or fact, other than willful misconduct or gross negligence.

     11.2. Possession Following Event of Default. Agent will at any time following the occurrence of an Event of Default and during the continuation thereof have the right to take physical possession of the Collateral and to maintain such possession on Borrower's premises or to remove the Collateral or any part thereof to such other places as Agent may desire. If Agent exercises such right, Borrower shall at its sole expense upon Agent's request assemble the same and make it available to Lender at a place reasonably convenient to Agent. If any Inventory is in the possession or control of any of Borrower's agents or processors, Borrower shall, at Agent's request (after the occurrence and during the continuation of an Event of Default), notify them of Agent's security interest therein and, at Agent's request, instruct them to hold the same for Agent's account and subject to Agent's instructions. At any time following the occurrence of an Event of Default and during the continuation thereof, Agent shall have full power, in its own name or that of such Borrower, to collect, endorse, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof.

     11.3. Additional Collateral Actions. Borrower shall perform any and all further steps requested by Agent to perfect Agent's security interest in Inventory, such as leasing warehouses to Agent or its designee, placing and maintaining signs, appointing custodians, maintaining stock records and transferring Inventory to warehouses. Upon execution and delivery of any Lease by lessee and Borrower, such Borrower shall cause the sole original thereof and/or schedule thereto to be delivered and pledged to Agent.

     11.4. Verification of Accounts and Leases. Upon and during an Event of Default, Agent may (i) in its own name or in the name of others communicate with account debtors and lessors in order to verify with them to Agent's satisfaction the existence, amount and terms of any Accounts and/or leases and the absence of any reductions, discounts, defenses or offsets with respect thereto or (ii) notify Borrower and account debtors that Collateral has been assigned per Agent's request, in which case, Borrower will notify any or all such debtors and lessors of such assignment, give instructions and/or indicate on billings to such debtors that their Accounts and Leases shall be paid to Agent and/or supply such debtors with a copy of this Agreement.

     11.5. Inspection of Collateral. Upon and during an Event of Default or once per quarter at the Lenders' expense, Agent may during normal business hours and after reasonable prior notice have access to, examine and inspect the Collateral.

      11.6. Power of Attorney. Borrower does hereby make, constitute and appoint Agent as Borrower's true and lawful attorney-in-fact, with power of substitution upon a continuing Event of Default, to endorse the name of Borrower or any of its officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including under any policy of insurance on Collateral) or Collateral that may come into possession of Agent in full or part payment of any amounts owing to Agent and/or
Lenders; to sign and endorse the name of Borrower or any of its officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instruments or documents relating thereto or to Borrower's rights therein; to give written notice to such offices and officials of the United States Postal
Service to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to Agent, to take any and all other actions necessary or appropriate to collect, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof; and to obtain, adjust, settle and cancel any insurance hereby granting to each said attorney-in-fact or his substitute full power to do any and all things necessary or appropriate to be done in and about the premises as fully and effectively as Borrower might or could do, and hereby ratifying all that any said attorney-in fact or his substitute shall lawfully do or cause to be done by virtue hereof.

     11.7. Insurance Assignment. Upon a continuing Event of Default, Borrower hereby assigns to Agent all sums, including without limitation return of premiums, which may become payable under any and all of Borrower's policies of insurance and directs each insurance company issuing any such policy to make payment thereof directly to Agent.

     11.8. Payments by Lender. In its reasonable discretion, Agent may:
(i) discharge taxes that Borrower fails to pay (except taxes being contested in good faith and by appropriate proceedings, for which Borrower has established and is maintaining appropriate reserves, and as to which no Lien having priority over Lender's Lien is foreclosed upon or reasonably likely to be foreclosed upon) and Liens levied or placed on Collateral; (ii) pay for insurance of Borrower that Borrower fails to pay or the maintenance and preservation thereof; or (iii) if Borrower shall fail to make deposits in respect of F.I.C.A. and withholding or similar taxes, make such deposits or pay such taxes, in whole or in part, or set up such reserves as Lenders shall in its sole discretion deem necessary in respect of such Borrower's liability therefor. Any amount so paid, deposited or reserved for shall constitute a Loan for all purposes hereunder. Nothing herein shall be deemed to obligate Agent or Lender to do any of the foregoing and the making of any one or more such payments, deposits or reserves shall not constitute an Agreement by Agent or Lender to take any further or similar action or a waiver of any right of Agent or Lender hereunder.

     11.9. Access to Records. Borrower will at all times keep accurate records of the Collateral and will permit Agent or its agents or representatives upon reasonable notice during normal business hours, once per quarter, at theLenders' expense, to visit Borrower's place(s) of business, without hindrance or delay, to inspect Inventory and examine, check, audit and make copies and abstracts from Borrower's records and books of account (including without limitation corporate or company minutes, and records, journals, orders, receipts and correspondence relating to Collateral, account debtors, transactions unrelated to collateral and Borrower's general financial condition, business and affairs); and to discuss with any of Borrower's appropriate directors, officers, employees, accountants and other agents or representatives the Collateral and Borrower's general financial condition, business and affairs.

     11.10. Instruments Evidencing Accounts. If any Accounts in excess of
One Hundred Thousand Dollars ($100,000) are at any time evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Borrower will immediately deliver the same to Agent appropriately endorsed to Lender's order and, regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

     11.11. Continuing Security Interest. In the event of the sale, exchange or disposition of any of the Collateral or any interest therein (and no such sale, exchange or other disposition is hereby authorized or consented to, except as permitted and provided in Section 9.1), Agent's and/or Lenders' security interest shall nevertheless continue in such Collateral (including without limitation all proceeds, cash and non-cash) notwithstanding such sale, exchange or other disposition; all of said proceeds shall remain Collateral hereunder and shall be transferred and paid over to Agent immediately, and shall be applied at Borrower's option to the payment of Obligations or Borrower can use such proceeds to re-invest in its business within 180 days; and Agent's receipt of any such Proceeds shall not be deemed or construed to be an authorization of or consent to any such sale, exchange or other disposition.

     11.12. No Lender Liability. Notwithstanding anything to the contrary set forth herein, neither Lenders nor Agent shall have any obligation or liability under any Accounts, Leases or other Collateral arising out of this Agreement or Agent's or Lenders' exercise of its rights and remedies or Borrower's performance of its obligations hereunder, nor shall Agent or Lenders have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it, or to file any claim or take any action to enforce the payment or performance of any portion of the Collateral absent gross negligence or willful misconduct. Beyond the safe custody thereof, Agent and/or Lenders shall have no duty as to any Collateral in it or its nominee's possession or any income thereon, or as to the preservation of rights against other parties or otherwise.

                                  SECTION 12
                                  -----------

                               EVENTS OF DEFAULT
                               -----------------

     12.1. Events of Default. At the option of Agent, the occurrence of any of the following shall constitute an Event of Default:

           (a) failure by Borrower to pay any principal, interest or other amount when due on account of the Loan, which failure shall continue for a period of three (3) business days after notice thereof has been made by Agent to Borrower;

           (b) failure by Borrower to pay any other Obligation within five
(5) business days of notice by Agent that such other Obligation is due;

           (c) breach or non-compliance by Borrower of any covenant under this Agreement or any of the other Loan Document, or any representation or warranty by Borrower under this Agreement or any of the other Loan Documents is found to have been false or misleading in any material respect as of the time when made;

           (d) loss, theft, damage, or destruction of any material part of the Collateral; provided, that Agent will not declare a default if the loss is insured against in full or if substitute Collateral is pledged within thirty
(30) days thereof;

           (e) the Collateral directly or indirectly becomes the subject matter of any executable judgment (which is not covered by insurance) that could, in the reasonable opinion of the Agent, based upon written advice from counsel selected by the Agent, result in (i) impairment of, or loss of, the security interests intended to be provided by this Agreement, or (ii) forfeiture of any of the Collateral to the Federal Government, any state government or agency thereof, or any foreign government which shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed;

           (f) occurrence and continuation of any "Event of Default" as defined in any other instrument, after giving effect to all applicable grace and cure periods, evidencing or governing Indebtedness in excess of $100,000 of Borrower now or hereafter outstanding;

           (g) Borrower's liquidation, termination, dissolution or cessation of a substantial part of its current business;

           (h) commencement by Borrower of a voluntary proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets; or its consent to any of the foregoing in an involuntary proceeding against it; or Borrower shall generally not be paying its debts as they become due or admit in writing its inability to do so; or an assignment for the benefit of, or the offering to or entering into by a Borrower of any composition, extension, reorganization or other Agreement or arrangement with, its creditors;

           (i) commencement of an involuntary proceeding against Borrower seeking relief with respect to it or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets, which proceeding is not dismissed or stayed within 90 days;

           (j) service upon Agent of a writ of levy or attachment or naming Agent as trustee for Borrower, or of any other similar process or attachment in an amount of $100,000 or more, if such levy, attachment or process is not discharged in 30 days;

           (k) entry of any executable judgment(s) against Borrower in an aggregate amount greater than $100,000 which is not covered by insurance (and for this purpose a judgment shall be deemed "covered by insurance" only if the insurance company has formally advised Borrower that the judgment is not covered by insurance and action is being taken to execute such judgment against Borrower's assets) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed;

           (l) attachment of any Lien in excess of $100,000 (other than a Permitted Lien) upon property of Borrower not in favor of Agent without Agent's prior written consent which Lien is not discharged in thirty (30) days;

           (m) entry of any court order which enjoins, restrains, or in any way prevents Borrower from conducting all or any substantial part of its business;

           (n) reclamation or repossession of any asset(s) of Borrower valued in excess of $100,000, unless contracted in good faith;

           (o) there shall occur and be continuing any Reportable Event which constitutes grounds for termination of or for appointment by a United States district court of a trustee to administer any Plan; the PBGC shall institute proceedings to terminate or to appoint a trustee to administer any Plan; a United States district court shall appoint a trustee to administer any Plan; or any Plan shall be terminated in circumstances giving rise to liabilities having a material adverse effect on a Borrower's financial condition; or

           (p) the failure of COSI to provide the COSI Loan, as required by
Section 2.1 hereof.

           (q) Borrower acknowledges and agrees that each and every Event of Default described above shall be of equal weight and significance, and equally and fully shall allow Agent to exercise its rights and remedies hereunder. Borrower acknowledges and agrees that each such Event of Default has been a material inducement for Agent and/Lenders or to enter into its Agreement and that Agent and/or Lenders would be irreparably harmed if Agent and/or
Lenders, in any way, were unable to exercise their rights and remedies on the basis that certain Event of Default (for example, Events of Default not relating to payment) were of less weight or significance than certain other Events of Default (for example, Events of Default relating to payment).

                                  SECTION 13
                                  -----------

                 AGENT'S RIGHTS AND REMEDIES UPON THE OCCURRENCE
                              OF AN EVENT OF DEFAULT
                 ------------------------------------------------

     Following the occurrence and during the continuance of an Event of Default, Agent may, at its option:

     13.1. Remedies. Agent may declare any and all of the Obligations to be immed iately due and payable; and, in addition to that right, and in addition to exercising all other rights or remedies, Agent may proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the UCC.

     13.2. Exercise of Remedies. Agent may by notice to Borrower terminate the commitment to make the Loans under Section 2 and/or accelerate the payment of all Obligations (provided that no such notice shall be required if the Event of Default is under Sections 11.1(i) or 11.1(j)); Agent may proceed to enforce payment of any of the Obligations and shall have and may exercise any and all rights under the Uniform Commercial Code or which are afforded to Agent herein or otherwise; and all Obligations (including without limitation principal, accrued interest, amounts payable under Section 13.1 or upon entry of any judgment) shall bear interest payable on demand at the Default Rate.

     13.3. Disposition of Collateral. Agent may sell, lease or otherwise dispose of and deliver any or all Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Agent deems advisable in its sole discretion. Any requirements of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth herein at least ten (10) business days before the time of sale or other disposition. Agent or a Lender may be the purchaser at any such sale, if it is public, and in such event Agent and/or Lender shall have all rights of a good faith, bona fide purchaser for value from a secured party after default. The proceeds of any sale may be applied (in whatever order and manner Agent elects in its sole discretion) to all costs and expenses of sale (including without limitation reasonable attorneys' fees and disbursements) and to the payment of Obligations, and any remaining proceeds shall be applied in accordance with Article 9, Part 5, of the UCC. Borrower shall remain liable to Agent for any deficiency.

     13.4. Cumulative Remedies. The rights and remedies of the Agent and/or Lender shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy

     13.5. Waivers. Borrower acknowledges that this Agreement involves the grant of multiple security interests, and such Borrower hereby waives, to the extent permitted by applicable law, (i) any requirement of marshaling assets or proceeding against persons or assets in any particular order, and (ii) any and all notices of every kind and description that may be required to be given by any statute or rule of law and any defense of any kind based on any such notice, except any notices required under the Note.

                                  SECTION 14
                                  ----------

                             INDEMNIFICATION, ETC.
                             -----------------------

     14.1. Environmental Indemnity. Borrower shall indemnify, defend, and hold harmless Agent, each Lender, its Affiliates, and their respective directors, officers, shareholders, partners, employees, consultants and agents
(herein individually called an "Indemnified Party," and collectively called "Indemnified Parties") from and against, and shall reimburse and pay
Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (excluding consequential, exemplary and punitive damages), causes of action, judgments, penalties and reasonable fees, costs and expenses (including without limitation reasonable attorneys' fees, court costs and legal expenses and consultant's and expert's fees and expenses) of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against, or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (a) the breach of any representation or warranty of a Borrower relating to Environmental Laws or Hazardous Materials, or (b) the failure of a Borrower to perform any agreement, covenant or obligation required to be performed by a Borrower relating to Environmental Laws or Hazardous Materials, (c) any violation of or failure to comply with any Environmental Law now existing or hereafter occurring, (d) the removal of Hazardous Materials from a Borrower's properties (or if removal is prohibited by law, the taking of whatever action is required by law), (e) any act, omission, event or circumstance existing or occurring or resulting from or in connection with the ownership, construction, occupancy, operation, use or maintenance of the properties, regardless of whether the act, omission, event or circumstance constituted a violation of or failure to comply with any Environmental Law at the time of its existence or occurrence, and (f) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any Hazardous Material located upon or migrating into, on, from or through the properties (whether or not any or all of the foregoing was caused by Borrower, a prior owner of the properties, an operator or prior operator of the properties, their respective tenants or subtenants, or any third party and whether or not the alleged liability is attributable to the handling, storage, use, treatment, processing, distribution, manufacture, generation, discharge, transportation or disposal of such Hazardous Material or the mere presence of such Hazardous Material on the properties). Without limiting the generality of the foregoing, it is the intention of Borrower and Borrower agrees that the foregoing indemnities shall apply to each Indemnified Party with respect to claims, demands, liabilities, losses, damages (excluding consequential, exemplary and punitive damages), causes of action, judgments, penalties, and reasonable fees, costs, court costs and legal expenses and consultant's and expert's fees and expenses, of any kind or character, known or unknown, fixed or contingent, that in whole or in part are caused by or arise out of the negligence of such Indemnified Party; however, such indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party. The foregoing indemnities shall be perpetual and shall survive the payment or satisfaction of the Loans and the release, foreclosure or other termination of the Loan Document. Any amount to be paid hereunder by Borrower to Agent and/or Lenders or for which Borrower has indemnified an Indemnified Party shall be a demand obligation owing by Borrower to Agent and/or Lenders and shall bear interest at the Default Rate until paid, and shall constitute a part of the obligations of Borrower under this Agreement and shall be indebtedness evidenced by this Agreement and secured by the Loan Documents. Notwithstanding the foregoing to the contrary, Borrower shall not be liable or responsible for any such claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, and reasonable fees, costs and expenses relating to, incurred in connection with, or arising out of, the actions of any Indemnified Party once Borrower is no longer in possession of the Collateral.

     14.2. GENERAL INDEMNITY. BORROWER AGREES TO INDEMNIFY AGENT AND/OR LENDERS UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, REASONABLE COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST LENDER GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN.THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT AND/OR LENDER PROVIDED ONLY THAT A LENDER SHALL NOT BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR (A) THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY
CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR
(B) ANY CLAIM THAT BORROWER INDEMNIFY ANY INDEMNIFIED PARTY FOR THE AMOUNT OF ANY FINAL JUDGMENT OBTAINED BY BORROWER AGAINST SUCH INDEMNIFIED PARTY IN A COURT OF COMPETENT JURISDICTION. ANY AMOUNT TO BE PAID HEREUNDER BY BORROWER
TO AGENT AND/OR LENDERS, OR FOR WHICH BORROWER HAS INDEMNIFIED AN INDEMNIFIED PARTY, SHALL BE A DEMAND OBLIGATION OWING BY BORROWER TO AGENT AND/OR LENDER
AND SHALL BEAR INTEREST AT THE DEFAULT RATE UNTIL PAID, AND SHALL CONSTITUTE A PART OF THE OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT AND SHALL BE INDEBTEDNESS EVIDENCED BY THIS AGREEMENT AND SECURED BY THE LOAN DOCUMENTS. AS USED IN THIS SECTION THE TERM "LENDER" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN THIS SECTION BUT ALSO TO EACH DIRECTOR, OFFICER, PARTNER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

     14.3. Exculpation. In the absence of willful misconduct taken or omitted in bad faith, or gross negligence, neither a Lender, Agent nor any attorney in-fact pursuant to Section 10.6 shall be liable to Borrower or any other Person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

     14.4. Collateral Secures Indemnification. Agent shall be entitled to retain Collateral or require substitution therefor to the extent required to assure Agents of satisfaction of Borrower's Obligations under this Section 13.

                                  SECTION 15
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           -------------------------


     15.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

           (a)    if to Borrower:

                  Infocrossing, Inc.
                  2 Christie Heights
                  Leonia, New Jersey  07605
                  Attn:  Chairman
                  Telephone No.:  201-840-4700
                  Facsimile No.:  201-840-7126

                  with a copy to:

                  Pryor Cashman Sherman & Flynn LLP
                  410 Park Avenue
                  New York, NY  10022
                  Attn: Brett Meyer, Esq.
                  Telephone No.:  212-421-4100
                  Facsimile No.:   212-326-0806

           (b)    if to Agent and/or Lenders:

                  Kennedy-Wilson, Inc.
                  9601 Wilshire Boulevard, Suite 220
                  Beverly Hills, CA  90210
                  Attn:  Hyonmyong Cho
                  Telephone No.:   310-887-6400
                  Facsimile No.:    310-887-3410

                  and:

                  Cahill, Warnock & Company
                  One South Street, Suite 2150
                  Baltimore, Maryland 21202
                  Attn:   David L. Warnock
                  Telephone No.: 410-895-3800
                  Facsimile No.:  410-895-3805
                  with a copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C. 20037
                  Attn: Gregorio B. Cater, Esq.
                  Telephone No.: 202-663-6000
                  Facsimile No.:    202-663-6363

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail,postage prepaid, return receipt requested, 5 business days after dispatch.

     15.2. No Waiver. No failure to exercise and no delay in exercising, on the part of Agent and/or a Lender, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. Waiver by Agent and/or a Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. Without limiting the generality of the foregoing, the Borrower expressly agrees that no failure by a Agent and/or Lenders to detect or to communicate with Borrower or take action in response to any failure by Borrower to perform or observe any Obligation shall operate as a waiver of any right or remedy of Agent and/or Lenders. Any waivers by Agent and/or Lenders must be in writing. Agent's and/or Lender's rights and remedies hereunder, under any Agreement or instrument supplemental hereto or under any other Agreement or instrument shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     15.3. Assignment. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Agents and Lenders and their respective successors and assigns; provided that Borrower may not assign or transfer any rights or Obligations hereunder without Agent's prior written consent.

     15.4. Headings. The headings contained herein are for convenience only and shall not affect the construction hereof. If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, to the fullest extent permitted by applicable law, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application). This Agreement is the entire Agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereof.

     15.5. Term. This Agreement shall continue in full force and effect so long as any of the Obligations remains outstanding or has not been fully and finally paid, performed or satisfied. All agreements, representations, warranties and covenants made herein shall survive delivery of this Agreement and the Note.

     15.6. Waiver of Remedies. Borrower acknowledges that the transactions contemplated hereby are commercial transactions and waives, to the fullest extent it may do so under applicable law, such rights as it may have or hereafter have to notices and/or hearings under applicable federal or state laws relating to exercise of any of Agent's and/or Lenders' rights, including without limitation the right to deprive Borrower of or affect its use, possession or enjoyment of property prior to rendition of a final judgment against Borrower.

     15.7. Further Assurances. Borrower shall execute and deliver to Agent such further assurances and take such other further actions as Agent may from time to time reasonably request to further the intent and purpose of this Agreement and to maintain and protect the rights and remedies intended in favor of Agent and/or Lenders under this Agreement. Borrower shall execute and deliver to Agent any financing statement or other notice document requested, or procure any other document requested, and record such financing statements or other notice documents to perfect the Liens, and the first priority of the Liens
(subject to Permitted Liens), created under this Agreement. If the Collateral is of a type as to which it is necessary or desirable for Agent to take possession of the Collateral in order to perfect, or maintain the priority of, Agent's Liens, then upon Agent's request, Borrower shall deliver such Collateral to Agent.

     15.8. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.

     15.9. Transaction Costs. All parties to this Agreement shall pay all of their expenses, including attorneys' fees, involved with negotiating and drafting this Agreement.

     15.10. Agent Fees and Expenses. Borrower shall pay to Agent all reasonable costs, filing fees, expenses, losses, claims, damages, liabilities, penalties, suits, judgments or disbursements of any nature (including without limitation reasonable attorneys' fees and disbursements and appraisal costs) which may be incurred by, imposed on or asserted against Lender in connection with the enforcement of, or collection on, this Agreement and any of the other Loan Documents; all other amendments, modifications or waivers hereof or thereof; taxes and other governmental charges payable by reason of this Agreement, documents and filings relating hereto and Collateral (excluding income and franchise taxes payable by Agent); any exercise of Agent's and/or Lenders' rights and remedies, including the right of acceleration; any enforcement, collection or other proceedings with respect to the Obligations or from any negotiations or other measures to preserve Agent's and/or Lenders' rights hereunder; any investigative, administrative or judicial proceeding (whether or not Lender is designated as a party thereto) relating to or arising out of this Agreement; or any bankruptcy, insolvency or other similar proceedings relating to Borrower.

     15.11. Consent of all Lenders. Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

            (a) extend the maturity of the principal of, or interest on, any Note or of any of the other Obligations;

            (b) reduce the principal amount of any Note or of any of the other Obligations, the rate of interest thereon due to the Lenders, except as expressly permitted herein or therein;

            (c) change the aggregate Commitments;

            (d) change the date of payment of principal of, or interest on, any Note or of any of the other Obligations;

            (e) change the method of calculation utilized in connection with the computation of interest;

            (f) change the manner of pro rata application by the Agent of payments made by Borrower, or any other payments required hereunder or under the other Loan Documents;

            (g) modify this Section, Section 8, or any provision of the Agent Agreement requiring the consent of all Lenders;

            (h) release or agree to subordinate any material portion of any Collateral or Financing Document (except to the extent provided herein or therein); or

            (i) waive the performance, observance or compliance with or amend and financial covenants.

Additionally, no change may be made to the amount of a Lender's Commitment without the prior written consent of that Lender.

     15.12. Usury Laws. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement or any other Loan Documents, in no event shall such Loan Documents require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws. If any excess of interest is unintentionally contracted for, charged or received under this Agreement or under the terms of any other Loan Documents, or in the event the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Notes shall be prepaid, so that the amount of interest contracted for, charged or received under this Agreement or under any of the other Loan Documents, on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to Borrower at Lender's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for,charged or received under the Notes or under such other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans evidenced thereby, all interest at any time contracted for, charged or received from Borrower or otherwise by Lenders in connection with such Loans.


                                  SECTION 16
                                  ----------

                          GOVERNING LAW; JURISDICTION
                          ---------------------------

     16.1. Governing Law. This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws rules).

     16.2. SUBMISSION TO JURISDICTION. BORROWER, TO THE FULL EXTENT PERMITTED
BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE CITY OF NEW YORK, NEW YORK (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY FORUM OTHER THAN THE CITY OF
NEW YORK, NEW YORK (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE INDEMNITOR AT THE ADDRESS FOR NOTICES DESCRIBED HEREIN ) HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY
OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).





[remainder of page intentionally left blank}

     IN WITNESS WHEREOF, Borrower and Lenders have caused this Agreement to be executed effective as of the date first above written.

BORROWER:                       INFOCROSSING, INC.


                                By:      /s/
                                  Name:  Zach Lonstein
                                  Title: Chairman & CEO

PARTY AS TO ITS OBLIGATIONS
UNDER SECTIONS 2.1 (f) AND 10:	COMPUTER OUTSOURCING SERVICES, INC.


                                By:      /s/
                                  Name:  Zach Lonstein
                                  Title: Chairman & CEO


LENDER:                         KENNEDY-WILSON, INC.


                                By:      /s/
                                  Name:  William McMorrow
                                  Title: CEO


LENDER:                         CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.

                                By:     CAHILL, WARNOCK STRATEGIC
                                        PARTNERS, L.P.,
                                        its General Partner

                                        By:      /s/
                                          Name:  David L. Warnock
                                          Title: a General Partner


LENDER:                         STRATEGIC ASSOCIATES, L.P.

                                By:     CAHILL, WARNOCK & COMPANY, LLC,
                                        its General Partner

                                        By:      /s/
                                          Name:  David L. Warnock
                                          Title: Managing Member

                   Appendix A to the Loan and Security Agreement

As used herein the following terms have the meanings set forth below:

           "Accounts" means all of Borrower's' accounts, accounts receivable, contract rights, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person for goods sold by it or for services rendered by it, or however otherwise established or created; all guarantees and security therefor, all right, title and interest of Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to Borrower.

           "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person and any other Person that is an officer, or director, of such Person.

           "Agent" means Kennedy-Wilson, Inc. or any successor Agent appointed pursuant to Section 8 or the Agent Agreement.

           "Agent Agreement" means that Agent Agreement entered into of even date herewith by and among Agent and the Lenders.

           "Business Day" means any day (except a Saturday, Sunday or other day) on which commercial banks are open for domestic and international business, including dealing in dollar deposits in the City of Baltimore, Maryland and New York City.

           "Capital Equipment" means machinery and equipment acquired by a Person and used in such Person's operations, excluding furnishings, fixtures and leasehold improvements.

           "Change of Control" means any event or series of events by which any Person or group obtains more than 50% of the securities of Borrower ordinarily having the right to vote in the election of directors.

           "Closing" shall have the meaning set forth in Section 6.1.

           "Closing Date" shall have the meaning set forth in Section 6.1.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereunder. Section references to the Code and its regulations are to those provisions as in effect at the date of this Agreement, together with any subsequent provisions of the Code that amend, supplement, or replace the provisions to which reference is made.

           "Collateral" has the meaning given such term in Section 3 hereof.

           "Collateral Disclosure List" has the meaning set forth in
Section 3.3.

           "Commitment" means the obligation of each Lender, subject to the terms and conditions of this Agreement, to make the Loan to the Borrower, severally and not jointly, in an aggregate amount not exceeding the Committed Amount. "Committed Amount" means an aggregate principal amount under the Agreement not exceeding Fourteen Million Dollars ($14,000,000) as set forth in
Section 2.

           "Commitment Period" means the period from and including the Closing Date to and including the Maturity Date.

           "Common Stock" shall have the meaning set forth in Section 5.22.

           "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or its Subsidiaries or with respect to which the Company or a Subsidiary has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of any Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company or the Subsidiaries.

           "Company Plan" means, as of any Closing Date, any Employee Benefit Plan for which the Company or any Subsidiary is the "plan sponsor"
(as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or any Subsidiary or to which the Company or any Subsidiary is obligated to make payments, in each case with respect to any present or former employees of the Company or the Subsidiaries.

           "Contracts" means all contracts, agreements or understandings and all rights thereunder to which any Person now or hereafter shall be a party or by which any Person nor or hereafter shall be bound.

           "COSI" means Computer Outsourcing Services, Inc., which, as of the Closing Date, owns 100% of Borrower's Common Stock.

           "COSI Common Stock" means the common stock of Computer Outsourcing Services, Inc. with the registration rights set forth in the Registration Rights Agreement of even date herewith.

           "COSI Loan" shall have the meaning set forth in Section 10.2.

           "COSI Warrants" shall have the meaning set forth in Section 10.2.

           "Current Liabilities" means for any period all liabilities of a Person which would, in accordance with GAAP, be classified as current liabilities.

           "Debt or Indebtedness" of any Person means, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price of assets, property or services, (iv) all obligations of such Person under any lease of property, real or personal, the obligations of the lessees in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee, (v) all reimbursement obligations of any Person in respect of letters of credit or other similar instruments,
(vi) all debt of others secured by a lien on any asset or property of any Person, whether or not such debt is otherwise an obligation of such Person, and
(vii) all debts or obligations guaranteed by any Person.

           "Default Rate" shall have the meaning set forth in Section 2.4.

           "Demand" means written notice from Agent addressed and sent in accordance with Section 15.1(a) to a Borrower requiring payment of a Loan or Loans, in whole or in part, in the sole discretion of the Agent.

           "Dividends" or "Distributions" means, for the applicable period, the aggregate of all amounts paid or payable (without duplication) as dividends, distributions or owner withdrawals with respect to the shares of stock of Borrower organized as a corporation or the limited liability company interests of Borrower organized as a limited liability company, as the case may be, whether now or hereafter outstanding and includes any purchase, redemption or other retirement of any shares of stock of Borrower organized as a corporation or any limited liability company interests of Borrower organized as a limited liability company, as the case may be, directly or indirectly through a Subsidiary of Borrower or otherwise, and includes return of capital by a Borrower to its stockholders or members, as the case may be.

           "Dollars" and "$" means lawful money of the United States. Any reference to payment means payment in immediately available Dollar funds.

           "Employee Benefit Plan" has the meaning given in Section 3(3) of ERISA.

           "Environmental Complaint" shall mean any citation, complaint, demand, order, or notice by any person, association, entity, or governmental authority alleging, asserting or claiming that Borrower or any of its properties:
(i) is in material violation of applicable Environmental Laws, (ii) does not comply in all material respects with applicable Environmental Laws, or
(iii) does not have or maintain all material permits, licenses, and/or approvals required under applicable Environmental Laws.

           "Environmental Laws" shall mean any one or more of the following:
(i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Sect. 9601 et seq. ("CERCLA"), (ii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. Sect. 6901 et seq. ("RCRA"), (iii) the Clean Air Act, 42 U.S.C. Sect. 7401 et seq., (iv) the Federal Water Pollution Control Act, 33 U.S.C. Sect. 1251 et seq., (v) the Toxic Substances Control Act, 15 U.S.C. Sect. 2601 et seq.,
(vi) the Federal Safe Drinking Water Act,42 U.S.C. Sect. 300f to 300j-11, (vii) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sect. 1101 et seq., (viii) the Hazardous Materials Transportation Act, 49 U.S.C. Sect. 1801 et seq.., and (ix) all other foreign, federal, state, tribal and local laws (whether common or statutory),rules, regulations, consent agreements, compliance schedules, and orders directly and/or indirectly relating to public health and safety, air pollution, water pollution, noise control, wetlands, oceans, waterways, and/or the presence, use, generation, manufacture, transportation, processing, treatment, handling, discharge, release, disposal, or recovery of pollutants, contaminants,chemicals, or industrial, toxic or hazardous substances or materials and/or underground storage tanks, as each of the foregoing laws, rules, regulations and orders may be amended, supplemented, and/or reauthorized from time to time.

           "Equipment" means all "equipment," as such term is defined in Sect. 9-109(2) of the UCC, now or hereafter owned by Borrower, and also means and includes all personal property constituting machinery, equipment, plant, furnishings, fixtures, and other fixed assets now owned or hereafter acquired by Borrower, including (without limitation) all items of machinery and equipment of any kind, nature and description, as well as vessels, trucks and vehicles of every description, trailers, handling and delivery equipment and office furniture, and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and all fuel for any thereof.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpre-tations thereunder. Section references to ERISA and its regulations are to those provisions as in effect at the date of this Agreement, together with any subsequent provisions of ERISA that amend, supplement, or replace the provisions to which reference is made.

           "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with a Borrower, would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m), and
(o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 shall be taken into account).

           "Event of Default" means any event specified in Section 12.

           "Exchange Date" shall have the meaning set forth in Section 10.1.

           "Fleet" means Fleet Bank, National Association.

           "Fleet Credit Agreement" shall have the meaning set forth in
Section 6.2 (s).

           "Fleet Guaranty" shall have the meaning set forth in Section 6.2 (s).

           "GAAP" means generally accepted accounting principles as in effect in the United States on the date hereof, consistently applied.

            "General Intangibles" means all "general intangibles," as such term is defined in Sect. 9-106 of the UCC, and all intangible personal property not included in Accounts, or in Instruments and Documents, now or hereafter owned or acquired by a Borrower, and also means and includes all right, title and interest of a Borrower now or hereafter owned or acquired in intellectual property, patents, patent applications, goodwill, trademarks, trademark applications,trade names, service marks, copyrights, permits, licenses, federal, state, or local tax refunds, claims under insurance policies (whether or not Proceeds), other rights (if any) to payment, rights of set off, chooses in action, rights under judgments, computer programs and software, customer lists, and all contracts and agreements to, or of which a Borrower is a party or beneficiary, and all leasehold interests of a Borrower in real estate to the extent considered personal property under applicable law.

           "Hazardous Materials" shall mean any one or more of the following substances, wastes and materials:

                 (a) Any substance, waste or material defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant," "contaminant," "toxic material," or "toxic substance," in any of the applicable Environmental Laws, or in the standards, criteria, rules and/or regulations promulgated pursuant to any of said Environmental Laws; and

                 (b) Any substance, waste or material, the presence of which requires investigation or remediation under any Environmental Laws.

           "Infocrossing Warrants" shall have the meaning set forth in
Section 2.6.

           "Instruments" and "Documents" means all "instruments," "documents," and "chattel paper," as defined in Sect. 9-105 of the UCC, all securities, and includes (without limitation) all warehouse receipts and other documents of title, policies and certificates of insurance, checking, savings, and other bank accounts, certificates of deposit, checks, notes and drafts, now or hereafter acquired, to the extent not included in Accounts.

           "Indebtedness" shall have the meaning set forth above under the term "Debt."

           "Inventory" means inventory consisting of all tangible personal property of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by a Borrower, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials devices but excluding all Equipment, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by Borrower.

           "Knowledge" or derivations thereof shall mean the knowledge of the officers of a Borrower and each Subsidiary, and, with respect to ERISA, each person who conducts human resource and employee benefits management functions for or any Subsidiary, whether or not an officer of a Borrower or such Subsidiary.

           "Leases" means all leases from time to time outstanding between a Borrower and other Persons for the lease of personal property, including without limitation all computer hardware, peripheral equipment and software, all of which are pledged to Lender to secure payment of the Loans and other Obligations hereunder.

           "Lenders' Exchange Rights" has the meaning given to such term in
Section 10.1.

           "Lien" means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind whatsoever, or the interest of a vendor or lessor under a conditional sale, title retention or capital lease Agreement.

           "Loan" means a term loan made to Borrower pursuant to Section 2.1.

           "Loans" means the term loans, collectively, made to Borrower pursuant to Section 2.1.

           "Loan Documents" means this Agreement, the Notes, the Collateral Disclosure List, the Warrants, and all other agreements, instruments and documents now existing or hereafter entered into, evidencing or securing the Obligations.

           "Maturity Date" means January ___, 2001.

           "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA

           "Net Earnings" means net income of a Person from continuing operations (or deficit) excluding all extraordinary and nonrecurring items, as determined in accordance with GAAP.

           "Note" means the convertible term note evidencing the Loan, in the form of the convertible term note attached hereto as Exhibit A, as amended or modified, from time to time (as the context permits).

           "Obligations" means all loans, advances, interest, fees, debts, liabilities, guaranties, obligations (including without limitation contingent obligations under guaranties and letters of credit), agreements, undertakings, covenants and duties owing or to be performed or observed by Borrower to or in favor of Agent and/or Lenders, of every kind and description (whether or not evidenced by any note or other instrument); for the payment of money, arising out of the Loans, this Agreement or any other Loan Documents between Lenders and/or Agent and Borrower direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation all interest, fees, charges, and amounts chargeable to Borrower under Section 11.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA or other applicable federal law.

           "Permits" shall mean all governmental licenses, permits, certificates orders, concessions, grants, franchises, approvals and authorizations necessary for the conduct of the business of a Borrower.

           "Permitted Indebtedness" has the meaning given to such term in
Section 9.2.

           "Permitted Liens" has the meaning given to such term in Section 9.3.

           "Person" means any individual, partnership, firm, association, business enterprise, trust, estate, company, joint venture, governmental authority, corporation or other entity.

           "Plan" means any employee plan subject to Title IV of ERISA maintained for employees of Borrower, any subsidiary of Borrower or any other trade or business under common control with Borrower within the meaning of Sect. 414(c) of the Internal Revenue Code or the regulations thereunder.

           "Proceeds" has the meaning given such term under the UCC and, in any event, includes (but is not limited to) (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), or (c) whatever is received upon any collection, exchange, sale, lease or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and (d) any and all other products of, or any rents, profits or other amounts from time to time paid or payable under, or in connection with, any of the Collateral.

           "Prohibited Transaction" shall mean any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

           "Qualified Plan" means any Employee Benefit Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

           "Real Estate" means all real property now or hereafter owned, leased or acquired by any Person and all rights thereto, including all appurtenances, fixtures and ascensions thereto,and all substitutions on replacements therefore, now owner or hereafter acquired by any Person or to which any Person now has or hereafter acquires any rights or interests.

           "Related Collateral" means all goodwill; claims under insurance policies (whether or not proceeds of other Collateral); rights of set off; rights under judgments; tort claims and chooses in action; computer programs and software owned by Borrower and not subject to a license; books and records (including without limitation all electronically recorded data);
contract rights; and all contracts and agreements to or of which it is a party or beneficiary, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or belonging to any Person.

           "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property;

           "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

           "Reportable Event" shall mean any event described in Section 4043(b) of ERISA with respect to an Employee Benefit Plan subject to Title IV of ERISA, other than those as to which the PBGC has waived the notice requirement.

           "Requirement of Law" shall mean, (i) as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and (ii) any law, treaty, rule or regulation, any determination of an arbitrator or a court or other governmental authority or agency, or the terms of any license, permit, certificate, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to energy regulations, drilling or production regulations, occupational, safety and health standards or controls, and requirements under the Environmental Laws), in each case applicable to or binding upon such Person or to which any of its property is subject, other than non-compliance that would not have a material adverse effect on the Borrower.

           "Responsible Officer" means Borrower's chief executive officer or president or, with respect to its financial matters, its chief financial officer.

           "SEC" means the U.S. Securities and Exchange Commission.

           "Securities" means convertible preferred stock, with the same rights and preferences and other terms as the preferred stock issued by Borrower in the Third Party Investment or such other security issued by Borrower in such Third Party Investment.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or entity is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such person.

           "Termination Event" shall mean (i) a Reportable Event; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan; (iii) submission to a governmental authority of a request for a waiver of minimum funding standards required by ERISA or the Code, with respect to any Employee Benefit Plan; (iv) the existence or likely creation of a lien under ERISA or the Code on Borrower or any ERISA Affiliate on account of any Employee Benefit Plan; (v) the disclosure to affected parties of a notice of intent to terminate an Employee Benefit Plan under Section 4041 of ERISA other than in a "standard termination" within the meaning of Section 4041 of ERISA; (vi) the institution of proceedings by the PBGC to terminate an Employee Benefit Plan under Section 4042 of ERISA; (vii) any other event or condition that might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan; (viii) the commencement or, to the knowledge of Borrower, likely commencement of a proceeding against Borrower or any ERISA Affiliate under
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; or (ix) any other event or condition reasonably indicating that Borrower or any ERISA Affiliate will or may incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from an Employee Benefit Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4201, or 4204 of ERISA.

           "Third Party Investment" means the closing of an investment by an unrelated third party in the Securities of at least Ten Million Dollars ($10,000,000).

           "UCC" means the Uniform Commercial Code, as adopted in the state of New York and, unless the context otherwise requires, the following terms shall have the same meanings given therein: "account," "account debtor," "chattel paper" and "good faith."

           "Unfunded Current Liability" of any Employee Benefit Plan shall mean the amount, if any, by which the present value of the accrued benefits under the plan as of the close of its most recent plan year exceeds the value, determined in accordance with Section 412 of the Code, of the plan's assets.

           "U.S. Foreign Corrupt Practices Act" means the U.S. Foreign Corrupt Practices Act of 1977, Pub. L. No. 95-213, Sections 101-104, as amended, and any other U.S. law, regulation, order, decree or directive having the force of law and relating to bribes, kick-backs or similar business practices.

           "Warrants" means the warrants substantially in the form attached hereto, as applicable, (i) Exhibit B exercisable for COSI Common Stock, or (ii) Exhibit C exercisable for Borrower's Securities.

           "Withdrawal Liability" shall have the meaning given such term under
Part 1 of Subtitle E of Title VI of ERISA.

     All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. Any accounting terms used herein unless otherwise defined in this Agreement shall have the meanings customarily given such term in accordance with GAAP.
Wherever, pursuant to this Agreement, an action is required or permitted to be taken or omitted by Agent in its discretion, such discretion shall be exercised in good faith.

                 EXHIBIT A to the LOAN and SECURITY AGREEMENT

                         FORM of CONVERTIBLE TERM NOTE

$_______                                                    Baltimore, Maryland
                                                             ____________, 200_


     FOR VALUE RECEIVED and intending to be legally bound the undersigned INFOCROSSING, INC., a corporation organized under the laws of the State of Delaware ("Borrower" or "Company") promises to pay to the order of ____________, (the "Lender"), the principal sum of $__________ (the "Principal Sum"), or so much thereof as has been advanced to or for the account of the Borrower pursuant to the terms and conditions of the Loan and Security Agreement (of even date herewith "the Loan Agreement"), together with interest thereon at the rate or rates provided in the Loan Agreement. All capitalized terms used, but not specifically defined herein, shall have the meanings given such terms in the Loan Agreement. The terms "Borrower" and "Company" shall include any entity that succeeds to or assumes the obligation of Infocrossing, Inc. under this Note. When the context refers to a holder of this Note, the term "Lender" shall mean any person who shall at the time be the registered holder of this Note.

     1.   Interest.

          (a) Commencing as of the date of this Note and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest on the following terms: (i) for the period from the issuance date through and including day 180, interest shall accrue at a rate of six percent (6%) per annum; (ii) for the period from day 181 through and including day 210, interest shall accrue at a rate of thirteen percent (13%) per annum; (iii) for the period from day 211 through and including day 240, interest shall accrue at a rate of fourteen percent (14%) per annum; (iv) for the period from day 241 through and including day 270, interest shall accrue at a rate of fifteen percent (15%) per annum; (v) for the period from day 271 through and including day 300, interest shall accrue at a rate of sixteen percent (16%) per annum;
(vi) for the period from day 301 through and including day 330, interest shall accrue at a rate of seventeen percent (17%) per annum; (vii) for the period from day 331 through and including day 360, interest shall accrue at a rate of eighteen percent (18%) per annum; (viii) for the period from day 361 through and including day 390, interest shall accrue at a rate of nineteen percent (19%) per annum; (ix) for the period from day 391 through and including the day on which all amounts hereunder are paid in full, interest shall accrue at a rate of twenty percent (20%) per annum.

          (b) All interest payable under the terms of this Note shall be calculated on the basis of a 360- day year and the actual number of days elapsed. Interest shall accrue daily on the unpaid Principal Sum for the period commencing on the date hereof and continuing until repayment if full of all sums due hereunder.

          (c) Failure by the Lenders to make a Supplemental Loan upon the occurrence of an event specified in Section 2.1(c) of the Loan Agreement that would obligate the Lender to make such Supplemental Loan shall result in (i) interest on the unpaid Principal Sum to accrue from the date thereof at the rate of six percent (6%) per annum until all amounts thereunder are paid, (ii) interest having accrued on any unpaid Principal Sum until the date thereof at a rate greater than six percent (6%) per annum being adjusted retroactively to the rate of six percent (6%) per annum; and (iii) the Lender's Exchange Rights set forth in Section 7 herein shall be null and void and have no further force or effect.

     2.   Payments and Maturity.

     Unless sooner paid or accelerated for prepayment, the unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

          (a) The unpaid interest accrued at the rate set forth herein shall be due and payable quarterly in arrears in substantially equal periodic installments on the fifth (5th) day of each March, June, September and December, commencing on March 5, 2000.

          (b) The unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on February 25, 2001 ("Maturity Date").

     3.   Default Interest.

     Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum and any other unpaid Obligations (including without limitation accrued interest and amounts payable under the Loan Agreement) shall bear interest payable on demand at the rate per annum three percent (3%) above the then prevailing rate of interest under this Note. Such interest shall accrue daily commencing upon the occurrence of an Event of Default and until such Event of Default is cured or waived.

     4.   Application and Place of Payments.

     All payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. All payments on account of this Note shall be paid to the Lender, with notice of such payment to Kennedy-Wilson, Inc. in its capacity as agent for the Lender (the "Agent"), in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at the Lender's office or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

     5.   Prepayment.

     The Borrower may prepay the Principal Sum in whole or in increments of no less than Two Hundred Fifty Thousand Dollars ($250,000) upon five (5) days prior written notice to the Lender, with a copy to the Agent, without premium or penalty.

     6.   Loan Agreement and Other Loan Documents.

     This Note is a convertible "term note" described in a Security and Loan Agreement of even date herewith (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Loan Agreement") by and among the Borrower, the Agent, the Lender and the other Lenders under the Loan Agreement. The indebtedness evidenced by this Note is included within the meaning of the term "Obligations". The term "Loan Documents" as used in this Note shall mean collectively this Note, the Loan Agreement and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrower and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Principal Sum, this Note and/or the Loan Agreement.

     7.   Lenders' Exchange Rights .

          (a) If any Indebtedness remains on any Loan more than 180 days after the date of the closing of such Loan (the "Exchange Date"), COSI agrees to issue to the Lenders COSI Common Stock in amount equal to the extent of Indebtedness owed by the Borrower to the Lenders in exchange for the Notes representing such Indebtedness (the "Lenders' Exchange Rights").

          (b) For purposes of determining the number of shares of COSI Common Stock to be issued to the Lenders pursuant to Section 7, the stock shall be valued at ninety percent (90%) of the average closing price (or, if no sale take places on any day, the average bid and ask prices on such day) of such stock on the ten (10) trading days, as reported by the National Association of Securities Dealers Automated Quotation System, immediately preceding the effective date of registration of those shares.

          (c) The Lenders' Exchange Rights under Section 7 shall expire if (i) there is a Third Party Investment in the Company in which the Lenders have the option to participate, on a pro rata basis, on the same terms available to other participants, but choose not to participate, or (ii) upon the satisfaction of all Indebtedness owed by the Borrower pursuant to the Loans. Furthermore, if the Lenders choose to exercise the Lenders' Exchange Rights, COSI shall have the option to pay the Lenders lawful money of the United States in partial or full satisfaction of the Indebtedness owed to the Lenders pursuant to the Loans.

     8.   Events of Default.

     The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note: The occurrence or existence of an event of default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     9.   Remedies.

     Upon the occurrence of an Event of Default, subject to the provisions of the Loan Agreement, all amounts payable by the Borrower to the Lender under the terms of this Note (including all Obligations) shall immediately become due and payable by the Borrower to the Lender. Agent shall provide Borrower with notice of acceleration unless not required under the Loan Agreement and the Agent on behalf of the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. The Borrower and all endorsers and guarantors hereby severally waives presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

     The Lender agrees with the Agent and the other Lenders that the decisions and determinations of the Requisite Lenders in enforcing this Note and in guiding the Agent in this matter shall be binding upon the Lender, including, without limitation, authorizing the Agent at the pro rata expense of the Lenders (to the extent not reimbursed by the Borrower) to retain attorneys to seek judgment on this Note. The Lender similarly agrees with the Agent and the other Lenders and covenants with the Borrower that it will not seek to separately institute any legal action on this Note. All rights of action under this Note may be enforced by the Agent only and any suit or proceeding instituted by the Agent in furtherance of such enforcement may be brought in its name as Agent without the necessity of joining as plaintiffs or defendants the Lender, and the recovery of any judgment shall be for the benefit of the Agent and the Lenders, subject to the expenses of the Agent.

     10.  Expenses.

     Borrower agrees and promises to pay to the Lender or Agent, as applicable, on demand by the Lender or Agent all reasonable costs and expenses incurred by the Lender and/or Agent in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses and all court costs.

     11.  Notices.

     Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with
Section 15.1 of the Loan Agreement; provided, however, that such notice shall also be provided simultaneously to the Agent and notice of any payment, request or demand shall also be provided simultaneously to the Agent.

     12.  Miscellaneous.

     Each right, power, and remedy of the Lender and/or Agent as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender and/or Agent of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender and/or Agent of any or all such other rights, powers, or remedies. No failure or delay by the Lender and/or Agent to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender and/or Agent from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender and/or Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms; of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note. Subject to the restrictions on transfer described in Section 21 below, the rights and obligations of the Borrower and the Lender of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     13.  Partial Invalidity.

     In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

     14.  Captions.

     The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

     15.  Applicable Law.

     The Borrower acknowledges and agrees that this Note shall be governed by the laws of the State of New York, even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere.

     16.  Consent to Jurisdiction.

     Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of New York over any suit, action, or proceeding arising out of or relating to this Note or any of the other Loan Documents. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which any of the Borrower is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon the Borrower as provided in this Note or as otherwise permitted by applicable law.

     17.  Service of Process.

     Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower and (b) serving a copy thereof upon the agent hereinabove designated and appointed by the Borrower as the Borrower's agent for service of process. Borrower irrevocably agrees that such service shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

     18.  Usury Savings Clause.

     It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, the Loan Agreement or any other Loan Documents, in no event shall such Loan Documents require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws. If any excess of interest is unintentionally contracted for, charged or received under the Note or under the terms of any other Loan Documents, or in the event the maturity of the indebtedness evidenced by the
Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Note shall be prepaid, so that the amount of interest contracted for, charged or received under the Note or under any of the other Loan Documents, on the amount of principal actually outstanding from time to time under the Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to Borrower at Lender's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note or under such other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loan evidenced thereby, all interest at any time contracted for, charged or received from Borrower or otherwise by Lender in connection with such Loan.

     19.  Conversion.

          (a) Automatic Conversion. In the event the Borrower consummates the sale of its Securities ("Securities") on or before the Maturity Date, the Principal Sum borrowed and outstanding hereunder ("Conversion Amount") shall be automatically converted into fully paid and nonassessable shares of Securities. The number of shares of Securities into which this Note shall be converted ("Conversion Shares") shall be determined by dividing the Conversion Amount by the per share price of such Securities. Upon such conversion, the Lender shall become a party to the financing documents used in the sale of the Securities and shall receive rights, preferences and protections (including without limitation registration rights and antidilution rights) no less favorable than the most favorable rights, preferences and protections granted to any other holder of Securities, and shall be subject to all obligations and restrictions. If the Conversion Amount is less than the Principal Sum, the Lender shall also have the right to purchase shares of Securities equal to the difference between the Conversion Amount and the Principal Sum on the same terms and conditions as set forth in this Section 19(a) and such right shall survive any repayment, in whole or in part, of this Note. If the Borrower has not consummated the sale of its Securities by the Maturity Date (as extended by the Lender) and the Lender has not exercised its Lenders' Exchange Rights pursuant to Section 7 hereof, the entire unpaid Principal Sum of this Note, together with accrued, but unpaid interest and all other fees, costs and charges, if any, shall be due and payable immediately.

          (b) Conversion Procedure. The Lender shall be entitled to receive Conversion Shares simultaneously with the first issuance and sale of Securities to another investor. Before the Lender shall be entitled to receive the shares of Securities, it shall surrender this Note duly endorsed, at the office of the Company, and shall state therein the name or names in which the certificate or certificates for the shares of Securities are to be issued. The Company shall promptly thereafter issue and deliver to such Lender, at the address specified by such Lender, or the nominee or nominees of such Lender, a certificate or certificates for the shares of Securities to which such Lender shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of the business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Securities, as of such date; provided, however that if he Borrower fails to give the Lender notice of the first issuance and sale of Securities at least five (5) business days prior to such closing, this Note shall be deemed to have automatically converted into the Conversion Shares simultaneously with the first issuance and sale of Securities.

          (c) No Fractional Shares and Certificates of Adjustment. No fractional shares shall be issued upon conversion of this Note and the number of Conversion Shares shall be rounded up to the nearest whole share.

          (d) Reservation of Stock Issuable Upon Conversion. The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Securities solely for the purpose of effecting the conversion of the Note such number of its shares of Securities (and shares of its Common Stock for issuance on conversion of such Securities ) as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Securities (and shares of its Common Stock for issuance on conversion of such Securities ) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Borrower will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Securities (and shares of its Common Stock for issuance on conversion of such Securities ) to such number of shares as shall be sufficient for such purposes.

     20.  Transfer of This Note or Securities Issuable on Conversion Hereof.

     Prior to the expiration of the initial 180-day period following the original issuance of this Note, this Note may not be sold, transferred or disposed of in any manner. Subsequent to the expiration of such 180-day period, with respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Lender will give written notice to the Borrower prior thereto, describing briefly the manner thereof, together with a written opinion of such Lender's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Borrower, as promptly as practicable, shall notify such Lender that such Lender may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Borrower. If a determination has been made pursuant to this Section 20 that the opinion of counsel for the Lender is not reasonably satisfactory to the Borrower, the Borrower shall so notify the Lender promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Borrower such legend is not required. The Borrower may issue stop transfer instructions to its transfer agent in connection with such restrictions.


IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by their duly authorized officers as of the date first written above.


WITNESS OR ATTEST:			INFOCROSSING, INC.


___________________________		By:_____________________________ (SEAL)

	Name:

						Title:

                 EXHIBIT B to the LOAN and SECURITY AGREEMENT

              FORM OF COMPUTER OUTSOURCING SERVICES, INC. WARRANT

THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT
================================================================================

Warrant No.     ________                           Number of Shares: ___________
                                                   (subject to adjustment
                                                   pursuant to Section 2(a) and
                                                   Section 3)

Date of Issuance:  January __, 2000


                        COMPUTER OUTSOURCING SERVICES, INC.
                        -----------------------------------

                           Common Stock Purchase Warrant
                           -----------------------------

     COMPUTER OUTSOURCING SERVICES, INC., a Delaware corporation (the
"Company"), for value received, hereby certifies that [             ], or its
registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Termination Date (as defined in Section 16 hereof) of this Warrant (the "Exercise Period"), that number of shares (the "Warrant Shares") of Common Stock of the Company (the "Common Stock") as set forth in Section 2(a) hereof, and at an exercise price per share set forth in Section 1 hereof. Capitalized words not defined herein shall have the meanings set forth in the Loan and Security Agreement (the "Loan Agreement"), of even date herewith.

     1.   Exercise Price.

     The initial exercise price per share at which this Warrant may be exercised (the "Exercise Price") shall be one hundred and ten (110%) of the average closing price (or, if no sale take places on any day, the average bid and ask prices on such day) of the Company's Common Stock on the ten (10) trading days, as reported by the National Association of Securities Dealers Automated Quotation System, immediately preceding the date upon which such Warrant is issued. The Exercise Price shall be subject to adjustment pursuant to Section 3.

     2.   Exercise.

          (a) Number of Shares for Which Warrant is Exercisable. This Warrant shall be exercisable to purchase that number of Warrant Shares equal to the product of $_________ (the "Loan Amount"), which shall be the amount of each Loan funded at the time the Warrant is issued, multiplied by twenty percent (20%) divided by the Exercise Price; provided, however, that if any portion of the Loan Amount remains outstanding more than 180 days from the date hereof, the number of Warrant Shares for which this Warrant is exercisable shall automatically be increased to equal such number of Warrant Shares equal to the product of twenty percent (20%) of the principal of the Loan Amount that has been paid off by the Company divided by the Exercise Price and thirty percent (30%) of the principal of the Loan Amount still outstanding more than 180 days from the date hereof divided by the Exercise Price.

          (b) Conditions upon which Warrant is Exercisable. This Warrant may be exercised in whole or in part solely on the condition that, if after 180 days from the date hereof but prior to the one-year anniversary of the date hereof,
(i) there is not a Third Party Investment in InfoCrossing, Inc. ("InfoCrossing"), and (ii) the Company finances Infocrossing through a public or private offering of Company stock by COSI (excluding the exercise of options, warrants or sales by calling shareholders in connection with an acquisition) (the "Exercise Conditions").

          (c) Procedure for Exercise of Warrant. The Warrant may be exercised in whole or in part on any date after the Exercise Conditions are met (each an "Exercise Date") by surrendering this Warrant, with the purchase form attached hereto as Exhibit I duly executed by the Holder or by the Holder's duly authorized attorney-in-fact, at the principal office of the Company or at such other office or agency in the United States as the Company may designate by notice in writing to the Holder, accompanied by payment (i) in cash, bank cashier's check or certified check payable to the order of the Company, or (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder or (iii) by a combination of (i) and (ii), equal to the product of (x) the Exercise Price multiplied by (y) the number of Warrant Shares being purchased.

          (d) Cashless Conversion.. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this subsection 2(d). The Holder may exercise this Conversion Right on any date during the Exercise Period (the "Conversion Date") by surrendering this Warrant, together with a notice of conversion, the form of which is attached hereto as Exhibit II. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (x) that number of Warrant Shares equal to the quotient obtained by dividing the Warrant Value (or the specified portion hereof) on the Conversion Date by (y) the Fair Market Value of one share of Common Stock on the Conversion Date (the "Cashless Warrant Shares"). The value of this Warrant shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares on the Conversion Date from (B) the aggregate Fair Market Value (as defined below) of the Converted Warrant Shares on the Conversion Date (the "Warrant Value").

          Expressed as a formula, the number of Warrant Shares issuable upon such conversion shall be computed as follows:

               B-A
          X =  ---
                Y

          Where:    X = the number of shares of Common Stock that may be issued to Holder upon Cashless Conversion

                    Y = the Fair Market Value of one share of Common Stock

                    A = the aggregate Exercise Price (i.e., Converted Warrant
                        Shares multiplied by the Exercise Price)

                    B = the aggregate Fair Market Value (i.e., Converted Warrant
                        Shares multiplied by the Fair Market Value)

          The Fair Market Value per share of Common Stock shall be determined as follows:

               (i) If the Company's common stock ("Common Stock") is listed on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Nasdaq Bulletin Board, or another nationally recognized exchange or trading system as of the Conversion Date, the Fair Market Value per share of Common Stock shall be the product of (i) the last reported sale price per share of Common Stock thereon on the Conversion Date; or, if no such price is reported on such date, such price on the next preceding business day; or, if no such price is reported on such date, the average of the mean of the high closing bid and the low closing asked prices for the three preceding business days (provided that if no such price is reported for the three preceding business days, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)), and (ii) the number of shares of Common Stock into which each share of Common Stock is convertible at the time of such exercise.

               (ii) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Nasdaq Bulletin Board or another nationally recognized exchange or trading system as of the Conversion Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company). Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Conversion Date, then
(A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting options or issuing securities under an employee benefit plan of the Company), and (B) the exercise of this Warrant pursuant to this subsection 2(c) shall be delayed for a period of up to one week until such determination is made.

               For purposes of example only, assume the number of Converted Warrant Shares being exercised pursuant to Section 2(a) is 1,000 shares. Furthermore, assume that the Exercise Price as determined by Section 1 is $1.50, and that Fair Market Value of the Common Stock as determine by Section 2(d)
(i)-(ii) is $5.00.  Applying these assumption to the formula in Section 2(d),
(i) Y would equal $5.00; (ii) A would equal 1,000 (Converted Warrant Shares) multiplied by $1.50 (Exercise Price) or $1,500; and (iii) B would equal 1,000 (Converted Warrant Shares) multiplied by $5.00 (Fair Market Value), or $5,000. Thus X (Cashless Warrant Shares) would equal $5,000 (B) minus $1,500 (A), or $3,500, divided by $5.00 (Y) or 700 shares.

          (e) Each exercise or conversion of this Warrant shall be deemed to have been effected immediately prior to the close of business on each Exercise Date or Conversion Date. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(e) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (f) Each exercise or conversion of this Warrant shall be deemed to have been effected immediately prior to the close of business on each Exercise Date or Conversion Date. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(e) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (g) As soon as practicable after the exercise or conversion of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled upon such exercise or conversion plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

               (ii) in case such exercise or conversion is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares delivered to the Holder upon such exercise or conversion plus (b) the number of Warrant Shares (if any) canceled in payment of the Exercise Price or pursuant to the exercise of the Conversion Right.

     3.   Adjustments.

          (a) If outstanding shares of the Company's securities as to which purchase rights exist under this Warrant (the "Conversion Securities") shall be subdivided into a greater number of shares or a dividend in Conversion Securities shall be paid in respect of Conversion Securities, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.

If outstanding shares of Conversion Securities shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise or conversion of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

          (b) If there shall occur any capital reorganization or reclassification of the Conversion Securities (other than a change in par value or a subdivision or combination as provided for in subsection 3(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Conversion Securities which were then purchasable upon the exercise of this Warrant if exercised for full in the same manner as that in which the Warrant is actually exercised. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth in this
Section 3 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (c) Should all of the Company's Common Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into shares of the Company's Common Stock in accordance with the Certificate, then this Warrant shall become immediately exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing
(x) the aggregate Exercise Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption. For purposes of the foregoing, the "Certificate" shall mean the Certificate of Incorporation of the Company as amended and/or restated and effectively immediately prior to the redemption or conversion of all of the Company's Common Stock.

          (d)  When any adjustment is required to be made pursuant to this
Section 3, the Company shall promptly mail to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 3(a) or 3(b) above.

     4. Fractional Shares. The Company shall not be required upon the exercise or conversion of this Warrant to issue any fractional shares. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment to the Holder equal to the Fair Market Value per share of Common Stock multiplied by such fraction.

     5.   Requirements for Transfer.

          (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this
Section 5, (ii) a transfer by a Holder which is a limited liability company to a member of such limited liability company, a retired member of such limited liability company who retires after the date hereof, or to the estate of any such member or retired member, if the transferee agrees in writing to be subject to the terms of this Section 5, or (iii) a transfer made in accordance with Rule 144 promulgated under the Securities Act.

          (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws. Such securities may not be offered, sold or otherwise transferred, pledged or hypothecated in the absence of such registration or an applicable exemption therefrom under the Securities Act and applicable laws."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

     6. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     7.   Notices of Record Date, etc.  In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

               then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution/ liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant and the Warrant Shares.

     9. Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
                                     C-67

     11.  Transfers, etc.

          (a) The Company will maintain a register containing the names and addresses of the Holders of this Warrant and all comparable Warrants. Any Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

          (b) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit III hereto) at the principal office of the Company.

          (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     12. Mailing of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class certified or registered mail, or overnight courier service, postage prepaid, to the address set forth in the Loan and Security Agreement. All notices and other communications from the Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail or overnight courier service, postage prepaid, to the Company at its principal office, or by confirmed facsimile, in either case set forth below. The principal office of the Company is as follows:

          COMPUTER OUTSOURCING SERVICES, INC.
          2 Christie Heights Street
          Leonia, New Jersey 07605
          Tel. No. 201-840-0700
          Fax No. 201-840-7126
          Attention:  Chairman

     13. No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     14. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware.

     15. Termination. Unless previously exercised pursuant to the terms of this Warrant, the right to exercise this Warrant shall expire (the "Termination Date") at 5:00 p.m. (Eastern Standard Time) on the fourth anniversary date of the Date of Issuance. Notwithstanding anything in Section 2.7 of the Loan Agreement, no Warrants will terminate on the basis of the Loan underlying such warrant being subsequently repaid. Notwithstanding the foregoing, if on the Termination Date, the Fair Market Value per share of the Preferred Stock exceeds the Exercise Price per share of the Warrant Shares, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of
Section 2(d) hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire on the Termination Date pursuant to the preceding sentence.

     16. Change or Waiver. This Warrant is one of a series of Warrants issued by the Company, all dated the date hereof and of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the "Company \Warrants"). Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of Company Warrants representing at least 51% of the number of shares of Common Stock (or securities convertible into or exercisable for Common Stock) held by the holders of Company Warrants; provided that any such amendment or waiver must apply to all Company Warrants then outstanding; and provided further that the number of Warrant Shares subject to this Warrant and the Purchase Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant.

     17. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing registration rights under that certain Registration Rights Agreement, of even date herewith, between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the "Registration Rights Agreement"), the rights of registration granted under the Registration Rights Agreement to Registrable Securities (with respect to the shares of common stock issuable upon conversion of the Common Stock issuable upon exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Registration Rights Agreement.


     IN WITNESS WHEREOF, COMPUTER OUTSOURCING SERVICES, INC. has caused this Warrant to be executed by its officer thereunto duly authorized, effective as of the Date of Issuance.


                                            COMPUTER OUTSOURCING SERVICES, INC.


                                            By: _______________________
                                                Name:
                                                Title:

                     EXHIBIT I to the WARRANT AGREEMENT


                               PURCHASE FORM


To:  COMPUTER OUTSOURCING SERVICES, INC.                          Dated:



The undersigned, pursuant to the provisions set forth in the attached Warrant (No.___), hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the Exercise Price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

   [ ]       $__________ in lawful money of the United States, and/or

   [ ]       the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Warrant Shares (using a Fair Market Value of $________ per share for purposes of this calculation).


                                          Signature: ___________________________

                                          Address:   ___________________________

                                                     ___________________________

                     EXHIBIT II to the WARRANT AGREEMENT


                            NOTICE OF CONVERSION


To:  COMPUTER OUTSOURCING SERVICES, INC.                        Dated:


The undersigned hereby elects to convert the attached Warrant into such number of shares of Common Stock of COMPUTER OUTSOURCING SERVICES, INC. as is determined pursuant to Section 3(c) of this Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.


                                          Signature: ___________________________

                                          Address:   ___________________________

                                                     ___________________________

                     EXHIBIT III to the WARRANT AGREEMENT



                               ASSIGNMENT FORM

FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address 	No. of Shares






   Dated: _________________                Signature: __________________________

   Dated: _________________                Witness:   __________________________

                 EXHIBIT C to the LOAN and SECURITY AGREEMENT

                     FORM OF INFOCROSSING, INC. WARRANT

THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES OF SECURITIES ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT
--------------------------------------------------------------------------------
Warrant No.     ________                           Number of Shares: ___________
                                                   (subject to adjustment
                                                   pursuant to Section 2(a) and
                                                   Section 3)
Date of Issuance:  February __, 2000

                             INFOCROSSING, INC.
                             ------------------

                        Securities Purchase Warrant
                        ---------------------------

     INFOCROSSING, INC., a Delaware corporation (the "Company"), for value
received, hereby certifies that [             ], or its registered assigns (the
"Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Termination Date (as defined in Section 16 hereof) of this Warrant (the "Exercise Period"), that number of shares (the "Warrant Shares") of Securities of the Company which are issued by the Company in a Third Party Investment (the "Securities") as set forth in Section 2(a) hereof, and at an exercise price per share set forth in
Section 1 hereof. Capitalized words not defined herein shall have the meanings set forth in the Loan and Security Agreement, of even date herewith (the "Loan Agreement").

     1.   Exercise Price.

     The initial exercise price per share at which this Warrant may be exercised (the "Exercise Price") shall be the per share purchase price of the Company's Securities issued by the Company in the Third Party Investment. The Exercise Price shall be subject to adjustment pursuant to Section 3.

     2.   Exercise.

          (a) Number of Shares for Which Warrant is Exercisable. This Warrant shall be exercisable to purchase that number of Warrant Shares equal to the product of $_________ (the "Loan Amount"), which shall be the amount of each Loan funded at the time the Warrant is issued, multiplied by thirty percent (30%) divided by the Exercise Price; provided, however, that if any portion of the Loan Amount is no longer outstanding more than 90 days after the date hereof, the Warrant Shares for which this Warrant is exercisable shall automatically be reduced to equal such number of Warrant Shares equal to the product of 20% of the principal of the Loan Amount that has been paid off by the Company divided by the Exercise Price and 30% of the principal of the Loan Amount still outstanding more than 90 days after the date hereof divided by the Exercise Price.

          (b) Procedure for Exercise of Warrant. The Warrant may be exercised in whole or in part on any date during the Exercise Period (each an "Exercise Date") by surrendering this Warrant, with the purchase form attached hereto as
Exhibit I duly executed by the Holder or by the Holder's duly authorized attorney-in-fact, at the principal office of the Company or at such other office or agency in the United States as the Company may designate by notice in writing to the Holder, accompanied by payment (i) in cash, bank cashier's check or certified check payable to the order of the Company, or (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder or
(iii) by a combination of (i) and (ii), equal to the product of (x) the Exercise Price multiplied by (y) the number of Warrant Shares being purchased.

          (c) Cashless Conversion. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Securities as provided in this subsection 2(d). The Holder may exercise this Conversion Right on any date during the Exercise Period (the "Conversion Date") by surrendering this Warrant, together with a notice of conversion, the form of which is attached hereto as Exhibit II. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (x) that number of Warrant Shares equal to the quotient obtained by dividing the Warrant Value (or the specified portion hereof) on the Conversion Date by (y) the Fair Market Value of one share of Securities on the
Conversion Date.   The value of this Warrant shall be determined by subtracting
(A) the aggregate Exercise Price of the Converted Warrant Shares on the Conversion Date from (B) the aggregate Fair Market Value (as defined below) of the Converted Warrant Shares on the Conversion Date (the "Warrant Value").

          Expressed as a formula, the number of Warrant Shares issuable upon such conversion shall be computed as follows:

               X =  B-A
                    ---
                     Y

               Where:    X =     the number of shares of Securities that may be
                                 issued to Holder upon Cashless Conversion

                         Y =     the Fair Market Value of one share of
                                 Securities

                         A = the aggregate Exercise Price (i.e., Converted Warrant Shares multiplied by the Exercise Price)

                         B = the aggregate Fair Market Value (i.e., Converted Warrant Shares multiplied by the Fair Market Value)

          The Fair Market Value per share of Securities shall be determined as follows:

          (i) If the Company's common stock ("Common Stock") is listed on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Nasdaq Bulletin Board, or another nationally recognized exchange or trading system as of the Conversion Date, the Fair Market Value per share of Securities shall be the product of (i) the last reported sale price per share of Common Stock thereon on the Conversion Date; or, if no such price is reported on such date, such price on the next preceding business day; or, if no such price is reported on such date, the average of the mean of the high closing bid and the low closing asked prices for the three preceding business days (provided that if no such price is reported for the three preceding business days, the Fair Market Value per share of Securities shall be determined pursuant to clause
(ii)), and (ii) the number of shares of Common Stock into which each share of Securities is convertible at the time of such exercise.

          (ii) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Nasdaq Bulletin Board or another nationally recognized exchange or trading system as of the Conversion Date, the Fair Market Value per share of Securities shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Securities (including without limitation a determination for purposes of granting Securities options or issuing Securities under an employee benefit plan of the Company). Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Conversion Date, then
(A) the Fair Market Value per share of Securities shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Securities (including without limitation a determination for purposes of granting options or issuing securities under an employee benefit plan of the Company), and (B) the exercise of this Warrant pursuant to this subsection 2(c) shall be delayed for a period of up to one week until such determination is made.
                                     C-75

	For purposes of example only, assume the number of Converted Warrant Shares being exercised pursuant to Section 2(a) is 1,000 shares. Furthermore, assume that the Exercise Price as determined by Section 1 is $1.50, and that Fair Market Value of the Common Stock as determined by Section 2(d) (i)-(ii) is $5.00. Applying these assumption to the formula in Section 2(d), (i) Y would equal $5.00; (ii) A would equal 1,000 (Converted Warrant Shares) multiplied by $1.50 (Exercise Price), or $1,500; and (iii) B would equal 1,000 (Converted Warrant Shares) multiplied by $5.00 (Fair Market Value), or $5,000. Thus X (Cashless Warrant Shares) would equal $5,000 (B) minus $1,500 (A), or $3,500, divided by $5.00 (Y), or 700 shares.

          (d) Each exercise or conversion of this Warrant shall be deemed to have been effected immediately prior to the close of business on each Exercise Date or Conversion Date. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(e) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (e) As soon as practicable after the exercise or conversion of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled upon such exercise or conversion plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

               (ii) in case such exercise or conversion is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares delivered to the Holder upon such exercise or conversion plus (b) the number of Warrant Shares (if any) canceled in payment of the Exercise Price or pursuant to the exercise of the Conversion Right.

          (f) After 180 days from the original issuance date of this Warrant, but prior to the one-year anniversary of the Closing Date, if there is not a Third Party Investment in the Company and COSI finances the Company through a public or private offering of COSI stock by COSI (excluding securities (i) pursuant to the exercise of options and/or warrants, (ii) sales by selling stockholders or (iii) securities issued in connection with an acquisition), in exchange for the Infocrossing Warrants, the Lenders will receive the COSI Warrants. Upon exchange, any interest payable on the Loans will be paid in cash.

     3.   Adjustments.

          (a) If outstanding shares of the Company's securities as to which purchase rights exist under this Warrant (the "Conversion Securities") shall be subdivided into a greater number of shares or a dividend in Conversion Securities shall be paid in respect of Conversion Securities, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Conversion Securities shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise or conversion of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

          (b) If there shall occur any capital reorganization or reclassification of the Conversion Securities (other than a change in par value or a subdivision or combination as provided for in subsection 3(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Conversion Securities which were then purchasable upon the exercise of this Warrant if exercised for full in the same manner as that in which the Warrant is actually exercised.
In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (c) Should all of the Company's Securities be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into shares of the Company's Common Stock in accordance with the Certificate, then this Warrant shall become immediately exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Securities received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing
(x) the aggregate Exercise Price of the maximum number of shares of Securities for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption. For purposes of the foregoing, the "Certificate" shall mean the Certificate of Incorporation of the Company as amended and/or restated and effectively immediately prior to the redemption or conversion of all of the Company's Securities.

          (d) If there shall be a Third Party Investment, the holders of this warrant shall receive the anti-dilution rights of those investors in the Third Party Investment.

     4. Fractional Shares. The Company shall not be required upon the exercise or conversion of this Warrant to issue any fractional shares. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment to the Holder equal to the Fair Market Value per share of Securities multiplied by such fraction.

     5.   Requirements for Transfer.

          (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this
Section 5, (ii) a transfer by a Holder which is a limited liability company to a member of such limited liability company, a retired member of such limited liability company who retires after the date hereof, or to the estate of any such member or retired member, if the transferee agrees in writing to be subject to the terms of this Section 5, or (iii) a transfer made in accordance with Rule 144 promulgated under the Securities Act.

          (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws. Such securities may not be offered, sold or otherwise transferred, pledged or hypothecated in the absence of such registration or an applicable exemption therefrom under the Securities Act and applicable laws."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

     6. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     7.   Notices of Record Date, etc.  In case:

          (a) the Company shall take a record of the holders of its Securities (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

          then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution/ liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Securities (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Securities (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant and the Warrant Shares.

     9. Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Securities called for on the face or faces of the Warrant or Warrants so surrendered.

     10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     11.  Transfers, etc.

          (a) The Company will maintain a register containing the names and addresses of the Holders of this Warrant and all comparable Warrants. Any Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

          (b) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit III hereto) at the principal office of the Company.

          (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     12. Mailing of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class certified or registered mail, or overnight courier service, postage prepaid, to the address set forth in the Loan and Security Agreement. All notices and other communications from the Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail or overnight courier service, postage prepaid, to the Company at its principal office, or by confirmed facsimile, in either case set forth below. The principal office of the Company is as follows:

          INFOCROSSING, INC.
          2 Christie Heights Street
          Leonia, New Jersey  07605
          Tel. No. 201-840-0700
          Fax No. 201-840-7126
          Attention:  Chairman

     13. No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     14. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware.

     15. Termination. Unless previously exercised pursuant to the terms of this Warrant, the right to exercise this Warrant shall expire (the "Termination Date") at the earliest of (a) 5:00 p.m. (Eastern Standard Time) on the fifth anniversary date of the Date of Issuance; (b) the consummation of a public offering of shares of the Company's Common Stock at a price per share of at least $7.00 and which results in aggregate gross proceeds to the Company of at least $20,000,000; (c) if there is a Third Party Investment in the Company in which the Lenders have the option to participate, on a pro rata basis, on the same terms available to the other participants, but choose not to participate;
(d) the failure of the Lenders to make a Supplemental Loan if the requirements obligating them to make a Supplemental Loan under 2.1(c) of the Loan Agreement are satisfied; (e) the failure of a Third Party Investment to occur within one year of the Closing Date; (f) the exercise by the Holder of the Lenders' Exchange Rights set forth in Section 10.1 of the Loan Agreement; or (g) the receipt by the Holders of the COSI Warrants pursuant to Section 10.2 of the Loan Agreement. Notwithstanding anything in Section 2.7 of the Loan Agreement, no Warrants will terminate on the basis of the Loan underlying such warrant being subsequently repaid. Notwithstanding the foregoing, if on the Termination Date, the Fair Market Value per share of the Securities exceeds the Exercise Price per share of the Warrant Shares, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 2(c) hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire on the Termination Date pursuant to the preceding sentence.

     16. Change or Waiver. This Warrant is one of a series of Warrants issued by the Company, all dated the date hereof and of like tenor, except as to the number of shares of Securities subject thereto (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of Company Warrants representing at least 51% of the number of shares of Securities held by the holders of Company Warrants; provided that any such amendment or waiver must apply to all Company Warrants then outstanding; and provided further that the number of Warrant Shares subject to this Warrant and the Purchase Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant.

     IN WITNESS WHEREOF, INFOCROSSING, INC. has caused this Warrant to be executed by its officer thereunto duly authorized, effective as of the Date of Issuance.


                                                INFOCROSSING, INC.


                                                By:
                                                Name:
                                                Title:

                     EXHIBIT I to the INFOCROSSING WARRANT


                                PURCHASE FORM


To:  INFOCROSSING, INC.				Dated:


The undersigned, pursuant to the provisions set forth in the attached Warrant (No.___), hereby irrevocably elects to purchase _______ shares of the Securities covered by such Warrant. The undersigned herewith makes payment of $__________, representing the full purchase price for such shares at the Exercise Price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

[ ]       $__________ in lawful money of the United States, and/or

[ ] the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Warrant Shares (using a Fair Market Value of $________ per share for purposes of this calculation).


Signature:

Address:

                     EXHIBIT II to the INFOCROSSING WARRANT


                            NOTICE OF CONVERSION


To:  INFOCROSSING, INC.				Dated:

The undersigned hereby elects to convert the attached Warrant into such number of shares of Securities of INFOCROSSING, INC. as is determined pursuant to
Section 3(c) of this Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.


Signature:

Address:

                  EXHIBIT III to the INFOCROSSING WARRANT



                             ASSIGNMENT FORM

FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Securities covered thereby set forth below, unto:

Name of Assignee	Address 	No. of Shares






Dated:					Signature:

Dated:					Witness:

              EXHIBIT H to the LOAN and SECURITIES AGREEMENT

                     COMPUTER OUTSOURCING SERVICES, INC.

                    FORM OF REGISTRATION RIGHTS AGREEMENT
                    -------------------------------------

     This Registration Rights Agreement (the "Agreement") is made as of the ___ day of February, 2000, by and among Computer Outsourcing Services, Inc., a Delaware corporation (the "Company"), and Kennedy-Wilson, Inc., a Delaware corporation, Cahill, Warnock Strategic Partners Fund, L.P., a limited partnership organized under the laws of the State of Delaware, and Strategic Associates L.P., a limited partnership organized under the laws of the State of Delaware (each a "Investor" and collectively, the "Investors").

                                  RECITALS
                                  --------

     The Company and the Investors have entered into a Loan and Security Agreement (the "Loan Agreement") of even date herewith. A condition to the Investors' obligations under the Loan Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights to register shares of the Company's Common Stock issuable upon conversion under certain conditions of certain Warrants held by the Investors. The Company desires to induce the Investors to enter into the Loan Agreement by agreeing to the terms and conditions set forth herein.

                                  AGREEMENT
                                  ---------

     The parties hereby agree as follows:

     1. Registration Rights. The Company and the Investors covenant and agree as follows:

          1.1  Definitions.  For purposes of this Agreement:

               (a) Capitalized words not defined herein shall have the meaning set forth in the Loan and Security Agreement of even date herewith.

               (b) Common Stock means common stock of the Company issuable to the Investors, under certain circumstances, pursuant to the Loan Documents;

               (c) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company's subsequent public filings under the Securities Exchange Act of 1934;

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

               (e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;
                                     C-86

               (f) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon exercise of the Warrants and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

               (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities; and

               (h)  The term "SEC" means the Securities and Exchange Commission.

               (i) The term "Warrants" means the warrants to acquire Common Stock of COSI upon the occurrence of certain conditions, as set forth in the Loan Documents of even date herewith.

          1.2 Obligation to Register. If nine months after the date hereof any Indebtedness remains on any Loan made pursuant to the Loan Agreement, then the Company shall use its commercially reasonable efforts to file as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities, and shall use its commercially reasonable efforts to have such registration made effective thereafter. The Company shall have the obligation to file and to use its commercially reasonable efforts to make effective one registration for all Registrable Securities pursuant to this Agreement; provided, however that if such registration does not cover all Registrable Securities, Investors, at their option, shall be entitled to one right to demand that the Company register all Registrable Securities.

          1.3 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days.
                                     C-87

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is required to do so under the Securities Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and Nasdaq Stock Market, on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to file a registration statement pursuant to this
Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested by the Company in writing to effect the registration of such Holder's Registrable Securities.

          1.5 Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company.

          1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, partners, members, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof), whether joint or several, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, each of its officers, directors, partners, members, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expenses or liability (or actions, proceedings or settlements in respect thereof); provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability (or actions, proceedings or settlements in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, each of its officers, directors, partners, members, underwriter or controlling person for any such loss, claim, damage or liability (or actions, proceedings or settlements in respect thereof) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, partner, member, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof), whether joint or several, to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.6(b), in connection with investigating or defending any such loss, claim, damage, expenses or liability (or actions, proceedings or settlements in respect thereof); provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability (or actions, proceedings or settlements in respect thereof), if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

               (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and Holders under this
Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.7 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) any of its affiliates, (ii) any partners or retired partners of a transferring Holder that is a partnership or the members of a transferring Holder that is a limited liability company, (iii) any family member or trust for the benefit of any individual Holder, or (iv) a transferee or assignee of all of such Holder's shares, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.


          1.9 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 if (i) the Lenders' Exchange Rights terminate pursuant to Section 10.1 of the Loan Agreement, (ii) the Holder fails to make a Supplemental Loan if the requirements obligating them to make a Supplemental Loan under 2.1(c) of the Loan Agreement are satisfied, or
(iii) the condition in Section 1.2 that any Indebtedness on any Loan remains outstanding nine months after the date hereof is not satisfied.

     2.   Miscellaneous.

          2.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof or of the Warrants). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

          2.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on Exhibit A hereto or as subsequently modified by written notice.
                                     C-92

          2.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          2.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

          2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



The parties have executed this Registration Rights Agreement as of the date first above written.


Computer Outsourcing Services, Inc.

By:

Name:
          (print name of Signatory)
Title:

Address:



INVESTOR:

_____________________________________
(Print Investor Name)

By:
                  (Signatory)
Name:
          (Print name of Signatory)

Title:  ________________________________

Address:

INVESTOR:

_____________________________________
(Print Investor Name)

By:
                  (Signatory)
Name:
          (Print name of Signatory)

Title:  ________________________________

Address:


INVESTOR:

______________________________________
(Print Investor Name)

By:
                  (Signatory)
Name:
          (Print name of Signatory)

Title: ________________________________

Address:

                                 EXHIBIT C-1

                AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


              This AMENDMENT NO. 1 ("Amendment No. 1") to the Loan and Security Agreement dated as of January 26, 2000 (the "Loan Agreement") is executed by and among KENNEDY-WILSON, INC., a Delaware corporation, CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a limited partnership organized under the laws of the State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware (each a "Lender" and collectively, the "Lenders") and KENNEDY-WILSON, INC., in its capacity as both collateral and administrative agent for each of the Lenders (the "Agent" or "Kennedy-Wilson"), INFOCROSSING, INC., ("Infocrossing" or "Borrower" or "Company"), a Delaware corporation, and COMPUTER OUTSOURCING SERVICES, INC. ("COSI"), a Delaware corporation and the parent company of Borrower.

              WHEREAS, the Borrower and COSI have requested that certain provisions of the Loan Agreement be amended; and

              WHEREAS, the Lenders have agreed to amend such terms of the Loan Agreement provided that the Borrower and COSI execute and deliver to the Lenders this Amendment No. 1.

              NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders, the Borrowers and COSI agree that:

              1. Section 2.1(f) is amended in its entirety to read as follows:

              COSI agrees to advance to the Borrower an unsecured loan or capital contribution, solely for the purpose of funding new colocation centers, funding working capital, and other general purposes, of not less than Two Million Dollars ($2,000,000), consisting of (i) One Million Dollars ($1,000,000) to be advanced on the Closing Date and (ii) a subsequent loan or capital contribution of One Million Dollars ($1,000,000) to be advanced to the Borrower upon the Lenders making the first Supplemental Loan upon the closing by Borrower after the date hereof of a lease agreement for a new colocation facility as set forth in Section 2.1(c) (the "COSI Loan").

              2. The first sentence of Section 5.22(a) is amended in its entirety to read as follows:

              At the Closing, the authorized capital stock of Borrower shall be 100,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.01 per share ("Common Stock") of which 50,100,000 shares are issued and outstanding and no shares are held in treasury.

              3. Immediately following the last sentence of Section 10.4, the following sentence is added:

              Notwithstanding the above, the obligations of COSI disclosed in
Schedule 10.4 shall not count towards the Five Million Dollar ($5,000,000) limit on COSI Indebtedness.

              IN WITNESS WHEREOF, Borrower, COSI and Lenders have caused this Amendment No. 1 to be executed effective as of the this ____ day of February, 2000.


BORROWER:                                    INFOCROSSING, INC.

                                             By:      /s/
                                               Name:  Zach Lonstein
                                               Title: Chairman & CEO

PARTY AS TO ITS OBLIGATIONS
UNDER SECTIONS 2.1 (f) AND 10:               COMPUTER OUTSOURCING SERVICES, INC.

                                             By:      /s/
                                               Name:  Zach Lonstein
                                               Title: Chairman & CEO


LENDER:                                      KENNEDY-WILSON, INC.

                                             By:      /s/
                                               Name:  William McMorrow
                                               Title: CEO

LENDER:                                      CAHILL, WARNOCK STRATEGIC PARTNERS
                                             FUND, L.P.

                                             By:     CAHILL, WARNOCK STRATEGIC
                                                     PARTNERS, L.P., its General
                                                     Partner

                                                     By:      /s/
                                                       Name:  David L. Warnock
                                                       Title: a General Partner


LENDER:                                      STRATEGIC ASSOCIATES, L.P.

                                             By:     CAHILL, WARNOCK & COMPANY,
                                                     LLC, its General Partner

                                                     By:      /s/
                                                       Name:  David L. Warnock
                                                       Title: Managing Member

                                 EXHIBIT C-3

                AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT


     This AMENDMENT NO. 1 ("Amendment No. 1") to the Credit and Security Agreement dated as of October 29, 1999, ( the "Credit Agreement") is executed by and between COMPUTER OUTSOURCING SERVICES, INC., a Delaware corporation (the "Borrower") and FLEET BANK, NATIONAL ASSOCIATION (the "Bank").

     WHEREAS, the Bank has agreed to make revolving loans to the Borrower from time to time in an aggregate principal amount not to exceed $5,000,000.00 (collectively the "Revolving Loan") upon the terms and conditions set forth in the Credit Agreement; and

     WHEREAS, the Revolving Loan is evidenced by a certain line of credit promissory note dated October 29, 1999 (the "Note"); and

     WHEREAS, the Borrower has requested that the Bank amend the Credit Agreement to provide that certain covenants not apply to Infocrossing, Inc., a Delaware corporation and subsidiary of the Borrower; and

     WHEREAS, the Bank has agreed to amend such terms of the Credit Agreement provided the Borrower executes and delivers to the Bank this Amendment No. 1.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree that:

     1.   Section 6.2 of the Credit Agreement is amended as follows:

     The reference to "or permit any Subsidiary of Borrower to do, any of the following" is hereby deleted and the following shall be inserted "or permit any Subsidiary (other than Infocrossing, Inc.) of Borrower to do, any of the following".

     2.   Section 6.2 (e) of the Credit Agreement is amended as follows:

     The reference to "in the ordinary course of business." is hereby deleted and the following shall be inserted "in the ordinary course of business or as otherwise set forth on Schedule 6.2 (e) of this Agreement."

     3.   Immediately following Exhibit A to the Credit Agreement the Schedule
6.2 (e) attached to this Amendment No. 1 shall be inserted.

     4. Immediately following Section 6.3 of the Credit Agreement the following new Section 6.4 shall be added:

     "Section 6.4. Transfers to Infocrossing, Inc. Notwithstanding the terms of Sections 6.1 (d) and 6.2 (e) hereof, Borrower may, or permit a Subsidiary to, lend, distribute or otherwise transfer to Infocrossing, Inc, a Delaware corporation and subsidiary of the Borrower, by itself or in conjunction with any Subsidiary, any Property in an amount up to, in the aggregate for all such transfers, $2,000,000 during the term of this Agreement."

     5. Immediately following Section 7.1 (j) of the Credit Agreement the following new subsection (k) shall be added:

     "(k) the occurrence of an Event of Default as such term is defined in the Loan and Security Agreement dated February 23, 2000 by and among Infocrossing, Inc., Borrower, Kennedy-Wilson, Inc., Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P."

     6. All other terms and conditions as well as the rights and powers of the Bank provided for in the Credit Agreement and the Note shall remain in full force and effect and the Borrower expressly acknowledges and reaffirms all of its obligations arising under the Credit Agreement and the Note. As a condition of the Bank accepting this Amendment No. 1 the Borrower waives any and all defenses or claims that Borrower may have against the Bank arising in connection with the Credit Agreement and the Note through and including the date of this Amendment No. 1. Notwithstanding the terms of this Amendment No. 1, nothing contained herein shall constitute or be deemed a novation of the Credit Agreement or waiver or release of any of the Bank's rights or powers provided for in the Credit Agreement and in the Note.

     7. The Borrower represents and warrants that (a) no Event of Default or event which with the passage of time would constitute an Event of Default has occurred except as waived by the Bank; (b) except for those certain covenants that the Bank has waived in writing, all covenants contained in the Credit Agreement have been complied with by the Borrower; (c) all representations and warranties contained in the Credit Agreement are true, complete and accurate as of the date hereof; (d) this Amendment No. 1 when executed and delivered by the Borrower represents a legal, valid and binding obligation of Borrower and is fully enforceable in accordance with its terms; (e) the signatory below has the authority to execute and deliver this Amendment No. 1; and (f) any and all notices, authorizations and consents whether governmental or corporate in nature required to effect the terms of this Amendment No. 1 have been obtained.

     8. Capitalized terms in this Amendment No. 1 are used as defined in the Credit Agreement unless otherwise indicated.

     9. This Amendment No. 1 may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto.

     IN WITNESS WHEREOF, the Borrower has caused this Amendment No. 1 to be executed as of this 22 day of February, 2000.

                                          COMPUTER OUTSOURCING SERVICES, INC.,
                                          a Delaware corporation


                                          By:         /s/
                                             Name:  Zach Lonstein
                                             Title: Chairman & CEO


                                          FLEET BANK, NATIONAL ASSOCIATION

                                          By:         /s/
                                             Name:   James Y. Wohn
                                             Title:  Vice President

                            SCHEDULE 6.2(e)

COMPUTER OUTSOURCING SERVICES, INC.
SCHEDULE OF GUARANTEES OF FINANCINGS FOR INFOCROSSING, INC.
COMPLETED & IN-PROCESS TRANSACTIONS AS OF FEBRUARY 18, 2000

Computer outsourcing Services, Inc. has unconditionally guaranteed all of the obligations of Infocrossing, Inc. with respect to the following financings. Each guarantee extends to all obligations relating to such financings, including, but not limited to, late charges; insurance and maintenance requirements; renewal, purchase, or return obligations (including return fees); collection costs; and payment of stipulated loss. The potential monetary exposure may exceed the acquisition cost of the property financed.

                                                                    Total
                        Property     Acquisition     Monthly       Payments
Financing Source        Financed        Cost         Payments      per Year
--------------------------------------------------------------------------------
Closed Transactions

Fleet Capital Corporation
50 Kennedy Plaza
Providence, RI  02903
Master Lease Agreement
 No. 33202, Equipment
 Schedule A             Equipment    $  816,345.00   $ 14,727.03   $  176,724.36

IBM Credit Corp
6710 Rockledge Drive
Bethesda, MD  20817
Term Master Lease
 Agreement No. 1997787, Tivoli
 Term Lease Supplement  Software
 No. C00775846          License      $3,157,514.00   $101,798.00   $1,221,576.00

                                                                   Estimated
                                      Estimated      Estimated      Total
                        Property     Acquisition     Monthly       Payments
Financing Source        Financed        Cost         Payments      per Year
--------------------------------------------------------------------------------
In-Process Transactions

CSI
Computer Sales
 International, Inc.
10845 Olive Boulevard
St. Louis, MO  63141
Master Lease Agreement
 No. 170796, Equipment  Equipment
 Schedule One           & Fixtures   $  300,000.00   $ 10,416.67   $  125,000.00

IBM Credit Corp
6710 Rockledge Drive
Bethesda, MD  20817
Term Master Lease
 Agreement No. 1997787, Tivoli
 Term Lease Supplement  Software
 No. "To Be Determined" License      $3,142,485.75   $110,000.00   $1,320,000.00